UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Silgan Holdings Inc.

(Name of Registrant as Specified in Its Charter)

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4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

Notice of Annual Meeting of Stockholders

To be Held on June 1, 2021

YOU ARE HEREBY NOTIFIED that the annual meeting of stockholders of Silgan Holdings Inc., or the Company, a Delaware corporation, will be held at the Courtyard by Marriott—Stamford Downtown, 275 Summer Street, Stamford, Connecticut 06901, at 9:00 a.m. on June 1, 2021, for the following purposes:

1.	To elect three directors of the Company to serve until the Company’s annual meeting of stockholders in 2024 and until their successors are duly elected and qualified;

2.

To authorize and approve an amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended, to permit an increase in the size of the Board of Directors of the Company for a period of time;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

4.	To hold an advisory vote to approve the compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The close of business on April 12, 2021 has been fixed as the record date for determining the stockholders of the Company entitled to notice of and to vote at the annual meeting. All holders of record of Common Stock of the Company at that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.

We are continually monitoring the coronavirus (COVID-19) situation and the related requirements, recommendations and protocols issued by public health authorities and federal, state and local governments. If we determine that alternative arrangements for the annual meeting are advisable or required, then we will announce our decision and post additional information regarding the annual meeting on our website at www.silganholdings.com. We encourage you to vote your shares of Common Stock of the Company prior to the annual meeting.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Stamford, Connecticut

April    , 2021

Please complete, sign and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the annual meeting. Please sign the enclosed Proxy exactly as your name appears on it. Returning the Proxy will not limit your right to vote in person or to attend the annual meeting. If you hold shares of Common Stock of the Company in more than one name, or if your shares of Common Stock of the Company are registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the Proxies that you receive so that all of your shares of Common Stock of the Company may be voted.

The annual meeting will be held to vote on the first four items listed above, tabulate the votes cast in respect of those items and report the results of the vote. No presentations or other business matters are planned for the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON JUNE 1, 2021

This Proxy Statement and the Company’s Annual Report for 2020 are available at

www.silganholdings.com/proxyandannualreport

4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

PROXY STATEMENT

Annual Meeting of Stockholders

To be Held on June 1, 2021

To Stockholders of Silgan Holdings Inc.:

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Silgan Holdings Inc., or Silgan Holdings or the Company, for use at our annual meeting of stockholders, or the Meeting, to be held at the Courtyard by Marriott—Stamford Downtown, 275 Summer Street, Stamford, Connecticut 06901, on June 1, 2021, at 9:00 a.m., and at any postponements or adjournments of the Meeting. If you need directions to attend the Meeting and vote in person, you should contact the Company by telephone at (203) 975-7110. This Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about April    , 2021.

Only holders of record of our Common Stock as of the close of business on April 12, 2021, the Record Date, will be entitled to notice of and to vote at the Meeting. As of the Record Date, we had                shares of our Common Stock outstanding. Each share of our Common Stock is entitled to one vote. We have no other class of voting securities issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

All shares of our Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies unless such proxies previously have been revoked. If any proxies are signed and returned but do not contain voting instructions, the shares of our Common Stock represented by such proxies will be voted FOR the election of the nominees for director listed below to serve until our annual meeting of stockholders in 2024 and until their successors are duly elected and qualified, FOR the authorization and approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended, to permit an increase in the size of the Board of Directors of the Company for a period of time, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers. We do not anticipate that any other matters will be brought before the Meeting. If any other matters properly come before the Meeting, the shares of our Common Stock represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies. Shares of our Common Stock abstaining and shares of our Common Stock held in street name as to which a broker has not voted on some matters but has voted on other matters, or Broker Shares, will be included in determining whether a quorum exists at the Meeting. The New York Stock Exchange has adopted rules that eliminate broker discretionary voting for the election of directors and certain other corporate governance matters. These rules apply to us notwithstanding the fact that our Common Stock is traded on the Nasdaq Stock Market. Therefore, your broker is not able to vote on your behalf in any director election or with respect to the second or fourth matter specified in the Notice of Meeting, in each case without voting instructions from you.

Assuming that a quorum exists at the Meeting, approval of each of the first and third matters specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting, approval of the second matter specified in the Notice of Meeting requires the affirmative vote of a majority of the outstanding shares of our Common Stock and approval, on an advisory basis, of the non-binding resolution with respect to the fourth matter specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting. Stockholders may not cumulate their votes. Abstentions and Broker Shares that have not been voted with respect to the first, third or fourth matter specified in the Notice of Meeting will not be counted in determining the total number of votes cast for such matter or in determining whether such proposal has received the requisite number of affirmative votes. Abstentions and Broker Shares that have not been voted with respect to the second matter specified in the Notice of Meeting will be counted in determining the total number of votes cast and will have the same effect as votes against such proposal.

You may revoke your proxy at any time before it is exercised at the Meeting by: (1) delivering to the Secretary of the Company a duly executed proxy bearing a later date; (2) filing a written notice of revocation with the Secretary of the Company; or (3) appearing at the Meeting and voting in person.

In addition to solicitations by mail, some of our directors, officers and employees may solicit proxies for the Meeting personally or by telephone without extra remuneration. We will also provide persons, banks, brokerage firms, custodians, nominees, fiduciaries and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. The Company will bear the costs of soliciting proxies.

THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SILGAN HOLDINGS INC., 4 LANDMARK SQUARE, STAMFORD, CONNECTICUT 06901 (TELEPHONE NUMBER: (203) 975-7110), ATTENTION: GENERAL COUNSEL.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently composed of eight members, divided into three classes designated as Class I, Class II and Class III. We currently have three Class I Directors, two Class II Directors and three Class III Directors, with each class of directors serving staggered three-year terms. At each annual meeting of stockholders of the Company, the term of office of one class of directors of the Company expires, and directors nominated to the class of directors whose term is expiring at such annual meeting will be elected for a term of three years and until their successors are duly elected and qualified. Our remaining directors continue in office until their respective terms expire and until their successors are duly elected and qualified. Accordingly, at each annual meeting of stockholders of the Company one class of our directors will be elected, and each of our directors will be required to stand for election once every three years. At the Meeting, the term of office for our Class III Directors expires.

Our Class III Directors currently are Messrs. Anthony J. Allott, William T. Donovan and Joseph M. Jordan. Pursuant to the Amended and Restated Stockholders Agreement dated as of November 6, 2001, or the Stockholders Agreement, among R. Philip Silver, D. Greg Horrigan and the Company, each of Messrs. Allott, Donovan and Jordan was nominated for re-election at the Meeting as a Class III Director of the Company, to serve until our annual meeting of stockholders in 2024 and until his successor has been duly elected and qualified. You should read the section in this Proxy Statement titled “Certain Relationships and Related Transactions—Stockholders Agreement” for a description of the material provisions of the Stockholders Agreement.

Each nominee for Class III Director of the Company has consented to be named in this Proxy Statement and to serve on our Board of Directors if elected. If, prior to the Meeting, any nominee should become unavailable to serve on our Board of Directors for any reason, the shares of our Common Stock represented by all properly executed proxies will be voted for such alternate individual as shall be nominated pursuant to the Stockholders Agreement.

We provide below certain information regarding each nominee for Class III Director of the Company and each Director of the Company whose term of office continues after the Meeting, including the individual’s age (as of December 31, 2020), principal occupation and business experience during at least the last five years, other directorships currently held or held during the past five years, the year in which such individual was first elected a director of the Company and the experiences, qualifications, attributes or skills that the nominee and each Director brings to our Board of Directors. We believe that each nominee and each current Director brings a strong and unique background and set of skills to our Board of Directors, giving our Board of Directors as a whole competence and experience in a wide variety of areas, including relevant industry experience, executive management experience, public company board service experience, risk management experience and finance and accounting experience.

Nominees for election as Director (Class III)—term expiring 2024

Anthony J. Allott, age 56, has been one of our Directors since June 2006 and our Chairman of the Board since April 2019. Mr. Allott has also been our Chief Executive Officer since March 2006. Mr. Allott was our President from August 2004 through March 2019. Mr. Allott was also our Chief Operating Officer from May 2005 until March 2006. From May 2002 until August 2004, Mr. Allott was our Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Allott was Senior Vice President and Chief Financial Officer of Applied Extrusion Technologies, Inc., or AET, a manufacturer of flexible packaging, since July 1996. From July 1994 until July 1996, Mr. Allott was Vice President and Treasurer of AET. From 1992 until July 1994, Mr. Allott was Corporate Controller and Director of Financial Reporting of Ground Round Restaurants. Prior to that, Mr. Allott was a certified public accountant with Deloitte & Touche LLP. Mr. Allott brings to our Board of Directors extensive executive management experience and serves as our Chief Executive Officer.

William T. Donovan, age 68, has been one of our Directors since January 2018. Mr. Donovan was Chair of the Board of Rockland Industrial Holdings, LLC, a privately held manufacturer of wood flooring products for the truck trailer and container industries, from April 2006 until December 2013. From 1997 until 2005, he served as President, Chief Executive Officer and a director of Total Logistics, Inc., a company engaged in providing integrated logistics services, facility management and industrial product manufacturing that had been a publicly traded company listed on Nasdaq prior to its acquisition by Supervalu Inc. From 1987 to 1997, Mr. Donovan served as President, Chief Financial Officer and a director of Christiana Companies, Inc., a provider of warehousing and logistic services and manufacturer of drill pipe and downhole tools that had been a publicly traded company listed on the New York Stock Exchange prior to its merger with Weatherford International, Inc. From 1980 to 1998, Mr. Donovan was a Principal and Managing Director of Lubar & Co., a private investment and venture capital firm. From 1976 to 1980, Mr. Donovan was an officer with Manufacturers Hanover Trust Company, now part of JPMorgan Chase & Co., where he specialized in merger and acquisition financing. Mr. Donovan is currently a director of Precision Drilling Corporation, an onshore drilling company and service provider to the oil and natural gas industries and a publicly traded company listed on the Toronto Stock Exchange and the New York Stock Exchange, and has served in that capacity since December 2008. Prior to that, Mr. Donovan was a director of Grey Wolf, Inc., an international land-based provider of contract drilling services to the oil and natural gas industries and a publicly traded company that had been listed on the American Stock Exchange, from June 1997 until December 2008 prior to its acquisition by Precision Drilling Corporation. Mr. Donovan has also served as a director of several other private companies. Mr. Donovan brings to our Board of Directors significant executive management, merger and acquisition and finance experience, as well as experience as a public company director.

Joseph M. Jordan, age 74, has been one of our Directors since March 2014. Mr. Jordan is a retired partner of KPMG LLP, where he was employed from April 1981 until his retirement in September 2009. At KPMG, Mr. Jordan was a partner in its Financial Services practice, serving banking and insurance company clients. He served as partner-in-charge of KPMG’s New York Insurance Practice and was KPMG’s National Director of Insurance Tax Services. Mr. Jordan also served as a partner in KPMG’s Department of Professional Practice, specializing in SEC and PCAOB matters involving auditor independence and other regulatory matters. Following his retirement from KPMG, Mr. Jordan has served as an independent consultant. Prior to joining KPMG, Mr. Jordan began his professional career with the United States Department of Treasury. Mr. Jordan brings to our Board of Directors extensive experience in accounting and financial matters, particularly for public companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR (CLASS III) OF THE COMPANY.

Incumbent Directors (Class I)—term expiring 2022

Kimberly A. Fields, age 51, has been one of our Directors since July 2019. Ms. Fields currently serves as Executive Vice President for the Flat Rolled Products Group of Allegheny Technologies Incorporated, a position she has held since April 2019. Allegheny Technologies Incorporated is a global manufacturer of technically advanced specialty materials and complex components, including stainless-steel sheet, specialty plate and specialty coil, and a publicly traded company listed on the New York Stock Exchange. Previously, Ms. Fields was Group President for IDEX Corporation, a company that develops, designs and manufactures fluidics systems and specialty engineered products and a publicly traded company listed on the New York Stock Exchange, from July 2015 until April 2019. Ms. Fields joined IDEX Corporation in April 2014 as President, Specialty Compression and GAST Manufacturing. Prior to that, Ms. Fields was Executive Vice President for the Flat Products Group at Evraz North America, Inc., a global vertically integrated steel making and mining company, since September 2011. Ms. Fields has also held leadership positions in operations, business development and engineering at General Electric Company, Alcoa, Inc., Metalspectrum, LLC, Boston Consulting Group and Owens Corning. Ms. Fields brings to the Company’s Board of Directors extensive executive management and manufacturing leadership experience.

Brad A. Lich, age 53, has been one of our Directors since October 2019. Mr. Lich currently serves as Executive Vice President and Chief Commercial Officer of Eastman Chemical Company, or Eastman Chemical, a position he has held since March 2016. Eastman Chemical is a global advanced materials and specialty additives company that produces a broad range of products found in items people use every day and is a publicly traded company listed on the New York Stock Exchange. Mr. Lich is responsible for the Advanced Materials and Fibers segments of Eastman Chemical, as well as the leadership of its marketing, sales, procurement and regional operations. Prior to his current position, Mr. Lich served as Executive Vice President, Advanced Materials & Additives & Functional Products of Eastman Chemical since January 2014. Mr. Lich joined Eastman Chemical in 2001 and has been steadily promoted to positions of increasing responsibility and leadership throughout his tenure. Prior to joining Eastman Chemical, Mr. Lich held various leadership and commercial roles with Coatingsmart, Inc., E-Chemicals, Inc., The Valspar Corporation and The Dow Chemical Company. Mr. Lich brings to the Company’s Board of Directors extensive executive management and commercial leadership experience.

R. Philip Silver, age 78, has been one of our Directors since the Company’s inception in 1987. Mr. Silver was our Co-Chairman of the Board in a non-executive capacity from March 2006 through March 2019. Prior to that, Mr. Silver was our Co-Chief Executive Officer from March 1994 until March 2006. Mr. Silver was also our Co-Chairman of the Board in an executive capacity from August 2004 until March 2006 and, prior to that, our Chairman of the Board in an executive capacity. Mr. Silver is one of our co-founders. Prior to founding the Company in 1987, Mr. Silver was a consultant to the packaging industry. Mr. Silver was President of Continental Can Company from June 1983 to August 1986. As one of our co-founders, Mr. Silver brings to our Board of Directors extensive knowledge of the Company and the consumer goods packaging industry and numerous years of executive management experience.

Incumbent Directors (Class II)—term expiring 2023

Leigh J. Abramson, age 52, has been one of our Directors since August 2018. Mr. Abramson previously served as a Director of the Company from September 1996 until July 2003. Mr. Abramson has been a Partner and Co-Head of the Industrial Growth Group of Gryphon Investors, a private equity firm, since March 2020. Mr. Abramson was a Managing Director and Partner of Metalmark Capital, a private equity fund, since its founding in 2004 until June 2020. Prior to that, Mr. Abramson was with Morgan Stanley Capital Partners from 1992 until 2004, and he began his career in Morgan Stanley’s Investment Banking Division in 1990 until 1992. Mr. Abramson has also served, and currently serves, as a director for several private companies. Mr. Abramson brings to our Board of Directors extensive experience in corporate strategy, mergers and acquisitions and financial matters.

D. Greg Horrigan, age 77, has been one of our Directors since the Company’s inception in 1987. Mr. Horrigan was our Co-Chairman of the Board in a non-executive capacity from March 2006 through March 2019. Prior to that, Mr. Horrigan was our Co-Chief Executive Officer from March 1994 until March 2006. Mr. Horrigan was also our Co-Chairman of the Board in an executive capacity from August 2004 until March 2006 and, prior to that, our President. Mr. Horrigan is one of our co-founders. Prior to founding the Company in 1987, Mr. Horrigan was Executive Vice President and Operating Officer of Continental Can Company from 1984 to 1987. As one of our co-founders, Mr. Horrigan brings to our Board of Directors extensive knowledge of the Company and the consumer goods packaging industry and numerous years of executive management experience.

Messrs. Allott, Donovan and Jordan were elected as Directors of the Company at our annual meeting of stockholders in 2018. Mr. Silver was elected as a Director of the Company at our annual meeting of stockholders in 2019. Ms. Fields was appointed a Director of the Company in July 2019 by the unanimous vote of our Board of Directors pursuant to our Amended and Restated Certificate of Incorporation, as amended, to fill the vacancy created upon the increase in size of our Board of Directors from seven to eight members. Mr. Lich was appointed a Director of the Company in October 2019 by the unanimous vote of our Board of Directors pursuant to our Amended and Restated Certificate of Incorporation, as amended, to fill the vacancy created upon the increase in size of our Board of Directors from eight to nine members. Messrs. Abramson and Horrigan were elected as Directors of the Company at our annual meeting of stockholders in 2020.

Each of Leigh J. Abramson, William T. Donovan, Kimberly A. Fields, Joseph M. Jordan and Brad A. Lich is an “independent director,” as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. John W. Alden, who served as a Director of the Company during 2020 until his retirement from our Board of Directors on June 8, 2020, the date upon which his term of office as a Director expired, was an “independent director,” as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. The independent directors held four meetings during 2020 following regularly scheduled quarterly meetings of the Board of Directors, without the presence of management or any inside directors.

Our Board of Directors met five times and acted by written consent six times during 2020. Each of our Directors attended at least 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held in 2020 during which such person was a Director and (2) the total number of meetings held in 2020 by all committees of the Board of Directors on which such person served during which such person was a Director.

The Company does not have a policy with regard to director attendance at annual meetings of stockholders. One of our Directors attended last year’s annual meeting of stockholders.

Risk Oversight and Board Structure

Our Board of Directors as a whole is responsible for risk oversight for the Company. Our Board of Directors risk oversight process builds upon management’s assessment of the Company’s risks and processes for managing and mitigating such risks. At meetings of our Board of Directors, the executive officers of the Company regularly address and discuss with our Board of Directors risks of the Company and the manner in which the Company manages or mitigates its risks. While our Board of Directors has the ultimate responsibility for risk oversight for the Company, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures. Our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Company’s strategy and objectives.

Our corporate governance documents provide our Board of Directors with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, our Board of Directors considers many factors. Each of the positions of Chairman of the Board and Chief Executive Officer of the Company are held by Mr. Allott. Our Board of Directors believes that at this time our Company and its stockholders are best served by this leadership structure. Our Board of Directors has determined that at this time our Chief Executive Officer is the person best suited to serve as our Chairman of the Board because of his long leadership tenure with the Company and his extensive experience in the packaging industry. Our Board of Directors also believes that Mr. Allott is the most capable in effectively identifying strategic priorities and opportunities for the Company and leading the Board of Directors in the discussion of such priorities and opportunities and the execution of the Company’s strategy. Although the Company does not have a lead Director, as part of each regularly scheduled quarterly meeting of our Board of Directors, our non-management Directors meet without the presence of management. These meetings allow our non-management Directors to discuss matters involving the Company without the presence of any member of management. Additionally, at each regularly scheduled quarterly meeting of our Board of Directors, our independent Directors meet without the presence of management or inside directors, allowing our independent Directors to discuss matters involving the Company without the presence of management or any inside director.

Committees of the Board of Directors

Our Board of Directors has two standing committees. The principal responsibilities of each of the standing committees and the members of such committees are set forth below.

1. Audit Committee. The Audit Committee has the responsibility of overseeing the Company’s financial reporting process on behalf of our Board of Directors. The functions performed by the Audit Committee are described in the section of this Proxy Statement titled “Report of the Audit Committee.” During 2020, the Audit Committee held eight meetings and acted by written consent two times. The Audit Committee currently consists of Messrs. Jordan, Abramson, Donovan and Lich and Ms. Fields, each of whom our Board of Directors has determined is independent as required by the written charter of the Audit Committee, the applicable listing standards of the Nasdaq Stock Market and the applicable rules of the SEC. All of our “independent directors” are members of the Audit Committee. Mr. Jordan is the Chairperson of the Audit Committee. Mr. Alden served as a member of the Audit Committee until his retirement from our Board of Directors on June 8, 2020. The Board of Directors has determined that each of Messrs. Jordan, Abramson and Donovan meets the criteria of an “audit committee financial expert” under applicable rules of the SEC. Mr. Jordan’s extensive background and experience includes serving as a financial services partner at KPMG and as a partner in KPMG’s Department of Professional Practice specializing in SEC and PCAOB matters involving auditor independence and other regulatory matters. Mr. Abramson’s extensive experience includes evaluating and analyzing financial statements and serving on various audit committees and performing functions of an audit committee for various companies. Mr. Donovan’s extensive background and experience includes serving as a principal financial officer of a public company and actively supervising a principal financial officer of a public company.

2. Compensation Committee. Pursuant to its written charter, the Compensation Committee has the responsibility of reviewing and approving matters relating to the compensation of executive officers of the Company, as further described in the section of this Proxy Statement titled “Executive Compensation.” In addition, pursuant to the terms of the Silgan Holdings Inc. Amended and Restated 2004 Stock Incentive Plan, as amended, or the 2004 Stock Incentive Plan, the Compensation Committee is responsible for administering the 2004 Stock Incentive Plan, making awards and grants under the 2004 Stock Incentive Plan to officers and other key employees of the Company and its subsidiaries and setting performance goals and confirming performance levels in respect of performance awards made under the 2004 Stock Incentive Plan. Historically, the Compensation Committee in its discretion has periodically consulted with outside consultants for certain matters regarding director and executive officer compensation. In 2020, the Compensation Committee engaged Meridian Compensation Partners, LLC, a compensation consultant, on certain limited matters relating to director and executive compensation, including to provide an overview of the Company’s compensation practices primarily related to its annual incentive and equity based compensation programs. The compensation consultant reports to the Compensation Committee rather than to management of the Company, although the compensation consultant may meet with management periodically to gather information as needed as requested by the Compensation Committee. The compensation consultant does not provide services to management of the Company. In selecting the compensation consultant, the Compensation Committee considered factors relevant to the compensation consultant’s independence, including the factors set forth in applicable rules of the SEC. In considering these independence factors, the Compensation Committee determined that the services provided by Meridian Compensation Partners, LLC in 2020 did not raise any conflicts of interest or independence issues.

The Compensation Committee held five meetings and acted by written consent once during 2020. The Compensation Committee currently consists of Messrs. Donovan, Abramson, Jordan and Lich and Ms. Fields, each of whom is an “independent director” as required by the written charter of the Compensation Committee and the applicable listing standards of the Nasdaq Stock Market. All of our “independent directors” are members of the Compensation Committee. Mr. Donovan has been the Chairperson of the Compensation Committee since August 2020. Mr. Alden was a member of the Compensation Committee and Chairperson of the Compensation Committee until his retirement from our Board of Directors on June 8, 2020.

In November 2001, the Company and Messrs. Silver and Horrigan, our Co-Chairmen of the Board, entered into the Stockholders Agreement, which had amended and replaced previous stockholders and organization agreements. You should read the section in this Proxy Statement titled “Certain Relationships and Related Transactions—Stockholders Agreement” for a description of the material terms of the Stockholders Agreement. Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates, family members, trusts and estates) has the contractual right to nominate for election all directors of the Company so long as the Group holds an aggregate of at least 28,612,360 shares of our Common Stock (as adjusted for the stock splits effected on September 15, 2005, May 3, 2010 and May 26, 2017). As of the date of this Proxy Statement, the Group held more than 28,612,360 shares of our Common Stock. In the very unlikely event that either of Messrs. Silver or Horrigan notifies our Board of Directors that the Group cannot agree on an individual for any nominee for director or if at least 45 days prior to our annual meeting of stockholders the Group fails to nominate for election at such annual meeting the requisite number of individuals to stand for election, then our Board of Directors has the right to nominate for director the number of individuals that the Group could not agree on as nominees or failed to nominate timely.

Accordingly, our Board of Directors does not have a nominating committee because the right to nominate all directors has been contractually granted to the Group, and our Board of Directors deems it very unlikely at this time that they would have to nominate for election any director. As a result, the Company does not have a nominating committee charter, does not have a policy to consider director candidates recommended by stockholders, does not have a policy regarding the composition or diversity of our Board of Directors and does not have a process for identifying or evaluating nominees for director. The nominees for Class III Director of the Company to be elected at the Meeting were nominated by the Group pursuant to the Stockholders Agreement.

Stockholder Communications with the Board of Directors

The Company’s Board of Directors has a formal process for security holders to send communications to it. Security holders may send written communications addressed to the Board of Directors or to any specified Director of the Company by mail to the Company’s office in Stamford, Connecticut. If the Company receives at its office in Stamford, Connecticut any such written communications, the Company will forward such written communications directly to all members of the Board of Directors or to such specified Director of the Company, as the case may be, as appropriate.

COMPENSATION OF DIRECTORS

In 2020, our Directors who did not receive compensation as an officer or employee of the Company or any of its affiliates were paid as follows:

•	an annual retainer of $90,000 for service on our Board of Directors, plus reimbursement for business related travel and other reasonable out-of-pocket expenses;

•	an annual retainer fee of $12,000 for service on the Audit Committee for each member of the Audit Committee of our Board of Directors;

•	an annual retainer fee of $5,000 for service on the Compensation Committee for each member of the Compensation Committee of our Board of Directors; and

•	an annual retainer fee of $10,000 for service as a chairperson for each chairperson of the Audit and Compensation Committees of our Board of Directors.

Additionally, each of our Directors who did not receive compensation as an officer or employee of the Company or any of its affiliates received an annual equity based director award pursuant to the 2004 Stock Incentive Plan on the first business day after our annual meeting of stockholders, having an aggregate fair market value of $110,000 as of the date of grant. For any Director elected to our Board of Directors subsequent to the annual meeting of stockholders of the Company in a particular year, such Director was also granted, on the first business day after the next annual meeting of stockholders of the Company, an additional equity based director award pursuant to the 2004 Stock Incentive Plan equal to a pro rata amount (based on the number of days that such Director served as a Director of the Company during the period from the last annual meeting of stockholders of the Company to and including the next annual meeting of stockholders of the Company) of the annual equity based director award granted to Directors following the annual meeting of the stockholders of the Company in such particular year. The equity based director awards are made in the form of restricted shares of our Common Stock or restricted stock units related to shares of our Common Stock, in the discretion of the Board of Directors, under the 2004 Stock Incentive Plan.

Mr. Allott, who is an officer and an employee of the Company, does not receive any annual retainer or meeting fees or any director awards under the 2004 Stock Incentive Plan.

The following table provides information concerning the compensation of Directors of the Company for the fiscal year ended December 31, 2020.

Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)	All Other Compensation($)(3)	Total($)

Anthony J. Allott	$ 0	$ 0	$0	$0	$0	$ 0	$ 0
Leigh J. Abramson(4)	$107,000	$109,984	$0	$0	$0	$ 4,497	$221,481
John W. Alden(4)(5)	$ 51,429	$ 0	$0	$0	$0	$ 1,691	$ 53,120
William T. Donovan(4)	$111,049	$109,984	$0	$0	$0	$ 2,573	$223,606
Kimberly A. Fields(4)	$107,000	$228,082	$0	$0	$0	$ 0	$335,082
D. Greg Horrigan(4)	$ 90,000	$109,984	$0	$0	$0	$13,841	$213,825
Joseph M. Jordan(4)	$117,000	$109,984	$0	$0	$0	$ 1,691	$228,675
Brad A. Lich(4)	$107,000	$196,470	$0	$0	$0	$ 0	$303,470
R. Philip Silver(4)	$ 90,000	$109,984	$0	$0	$0	$ 1,691	$201,675

(1)

For each of Messrs. Abramson, Alden, Donovan, Horrigan, Jordan, Lich and Silver and Ms. Fields, the amount in column (b) represents the amount paid to such person for services in 2020 as a Director and on committees of the Board of Directors as described above.

(2)

For each of Messrs. Abramson, Donovan, Horrigan, Jordan, Lich and Silver and for Ms. Fields, the amount in column (c) reflects the grant date fair value of 3,253 restricted stock units (representing the right to receive 3,253 shares of Common Stock upon vesting) granted on June 9, 2020 pursuant to and under the 2004 Stock Incentive Plan. For Ms. Fields, who was appointed as a Director of the Company subsequent to the annual meeting of stockholders of the Company in 2019, the amount in column (c) also reflects the grant date fair value of an additional 3,493 restricted stock units (representing the right to receive 3,493 shares of Common Stock upon vesting) granted to her on June 9, 2020 pursuant to and under the 2004 Stock Incentive Plan and as described above. These additional restricted stock units granted to Ms. Fields reflect the pro rata amount of the annual equity based director award granted to Directors in 2019, based on the number of days that Ms. Fields served as a Director of the Company following the annual meeting of stockholders of the Company in 2019 to and including the annual meeting of stockholders of the Company in 2020. For Mr. Lich, who was appointed as a Director of the Company subsequent to the annual meeting of stockholders of the Company in 2019, the amount in column (c) also reflects the grant date fair value of an additional 2,558 restricted stock units (representing the right to receive 2,558 shares of Common Stock upon vesting) granted to him on June 9, 2020 pursuant to and under the 2004 Stock Incentive Plan and as described above. These additional restricted stock units granted to Mr. Lich reflect the pro rata amount of the annual equity based director award granted to Directors in 2019, based on the number of days that Mr. Lich served as a Director of the Company following the annual meeting of stockholders of the Company in 2019 to and including the annual meeting of stockholders of the Company in 2020. All of these restricted stock units vest in a single installment on the date of the following annual meeting of stockholders of the Company. The grant date fair value of such restricted stock units was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on June 9, 2020 by such number of restricted stock units, in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation (“FASB ASC Topic 718”).

(3)

For each of Messrs. Alden, Jordan and Silver, the amount in column (g) consists of dividend equivalents of $1,691 paid on unvested restricted stock units upon their vesting. For Mr. Abramson, the amount in column (g) consists of dividend equivalents of $2,955 paid on unvested restricted stock units upon their vesting and dividend equivalents of $1,542 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Donovan, the amount in column (g) consists of dividend equivalents of $1,691 paid on unvested restricted stock units upon their vesting and dividend equivalents of $882 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Horrigan, the amount in column (g) consists of dividend equivalents of $1,691 paid on unvested restricted stock units upon their vesting and dividend equivalents of $12,150 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred.

(4)	The aggregate number of outstanding restricted stock units held by each of our non-employee Directors as of December 31, 2020 is as follows:

Mr. Abramson – 3,253 unvested restricted stock units and 6,424 vested but deferred restricted stock units

Mr. Donovan – 3,253 unvested restricted stock units and 3,676 vested but deferred restricted stock units

Ms. Fields – 6,746 unvested restricted stock units

Mr. Horrigan – 3,253 unvested restricted stock units and 25,351 vested but deferred restricted stock units

Mr. Jordan – 3,253 unvested restricted stock units

Mr. Lich – 5,811 unvested restricted stock units

Mr. Silver – 3,253 unvested restricted stock units

There were no outstanding stock options held by any of our non-employee Directors as of December 31, 2020.

(5)	Mr. Alden served as a Director of the Company until his retirement on June 8, 2020.

EXECUTIVE OFFICERS

Our Board of Directors appoints the officers of the Company. The officers of our subsidiaries are appointed by the respective boards of directors of our subsidiaries. We provide below certain information concerning the current executive officers of the Company, including each individual’s age (as of December 31, 2020). Information concerning Mr. Allott, our Chairman of the Board and Chief Executive Officer, is set forth in the section of this Proxy Statement titled “Election of Directors.” There are no family relationships among any of the directors or executive officers of the Company.

Adam J. Greenlee, age 47, has been our President since April 2019 and our Chief Operating Officer since August 2009. From October 2007 through March 2019, Mr. Greenlee was an Executive Vice President of the Company. From January 2006 until October 2007, Mr. Greenlee was President of the North American operations of Silgan White Cap, and he was Executive Vice President of the North American operations of Silgan White Cap from March 2005 until January 2006. Prior to that, Mr. Greenlee was Vice President & General Manager of ATI Allegheny Rodney from January 2003 through February 2005 and its Director of Marketing from February 2001 until January 2003.

Robert B. Lewis, age 56, has been our Executive Vice President and Chief Financial Officer since August 2004. Previously, Mr. Lewis was Senior Vice President and Chief Financial Officer of Velocity Express Inc. from January 2004 until August 2004. From December 2000 until December 2003, Mr. Lewis held a series of senior executive positions at Moore Corporation Limited, initially as Executive Vice President and Chief Financial Officer and later as President of Business Communication Services, an operating division of Moore Corporation Limited. Prior to joining Moore Corporation Limited, Mr. Lewis served as Executive Vice President and Chief Financial Officer of Walter Industries, Inc. and World Color Press, Inc. and in various senior financial management roles at L.P. Thebault, a U.S. based commercial printer.

Frank W. Hogan, III, age 60, has been our Senior Vice President, General Counsel and Secretary since June 2002. From June 1997 until June 2002, Mr. Hogan was our Vice President, General Counsel and Secretary. From September 1995 until June 1997, Mr. Hogan was a partner at the law firm of Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman LLP). From April 1988 to September 1995, Mr. Hogan was an associate at that firm.

B. Frederik Prinzen, age 62, has been our Senior Vice President, Corporate Development since February 2014. From July 2008 until February 2014, Mr. Prinzen was our Vice President, Corporate Development. Previously, Mr. Prinzen was Chief Operating Officer of Alcan Pharmaceutical Packaging – Americas, a division of Alcan, Inc. Prior to that, Mr. Prinzen held various management positions with Shorewood Packaging Corporation, a subsidiary of International Paper Company, since 1993, last serving as Senior Vice President, Consumer Products Business and Senior Vice President, Manufacturing. Mr. Prinzen began his career in the consumer goods packaging industry with Paperboard Industries Corporation in 1987.

Anthony P. Andreacchi, age 57, has been our Vice President, Tax since July 2006. Prior to that, Mr. Andreacchi served as Director of Taxes – U.S. for Ingersoll-Rand Company since February 2003. Previously, Mr. Andreacchi held various positions in the tax department of Ingersoll-Rand Company since 1991, and served as International Tax Counsel of Xerox Corporation in 2002. He began his career as an associate at the law firm of LeBoeuf, Lamb, Leiby & MacRae in 1987.

Jay A. Martin, age 47, has been our Vice President since January 1, 2021 and President of Silgan Plastics, our plastic container operations, since August 2015. Prior to that, Mr. Martin was President of Silgan Plastic Closure Solutions from October 2012 until August 2015, and he was Vice President and General Manager of Silgan ipec Corporation from November 2010 until October 2012. Silgan Plastic Closure Solutions and Silgan ipec Corporation manufacture plastic closures within our closures business. Prior to November 2010, Mr. Martin was employed by IPEC Global, Inc. in various leadership positions from May 1996 until its acquisition by our closures business in November 2010, last serving as its Chief Operating Officer.

Kimberly I. Ulmer, age 53, has been our Vice President, Finance and Treasurer since January 2018. From March 2006 until January 2018, Ms. Ulmer was our Vice President and Controller. Previously, Ms. Ulmer was our Controller since September 2004. From May 2003 until September 2004, Ms. Ulmer was Controller, Accounting Policies and Compliance for General Electric Vendor Financial Services, a unit of General Electric Capital Corporation. Prior to that, Ms. Ulmer was employed by Quebecor World Inc. (formerly World Color Press, Inc.) from August 1997 until April 2003, last serving as Vice President, Assistant Controller.

Thomas J. Snyder, age 54, has been President of Silgan Containers, our U.S. metal container operations, since October 2007. Prior to that, Mr. Snyder was Executive Vice President of Silgan Containers from July 2006 until October 2007 and Vice President – Sales & Marketing of Silgan Containers from July 2002 until July 2006. Mr. Snyder was Director of Sales of Silgan Containers from May 2000 until July 2002 and a National Account Manager for Silgan Containers from May 1993 until May 2000.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer or controller in order to deter wrongdoing and to promote the conduct of the Company’s business in an honest, lawful and ethical manner. A copy of this Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

In November 2001, Messrs. Silver and Horrigan and the Company entered into the Stockholders Agreement. The Stockholders Agreement amended and replaced in its entirety a previous stockholders agreement entered into among Messrs. Silver and Horrigan, the Company and the other parties thereto at the time of the initial public offering of shares of Common Stock of the Company on February 14, 1997. Such previous stockholders agreement had replaced prior organization and stockholders agreements entered into in December 1993 among the Company, Messrs. Silver and Horrigan and the other parties thereto, which prior agreements had replaced an organization agreement among the Company and the founding stockholders of the Company, including Messrs. Silver and Horrigan, entered into in June 1989.

Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates and related family transferees and estates) has the right to nominate for election all directors of the Company until the Group holds less than one-half of the number of shares of our Common Stock held by it in the aggregate on February 14, 1997. At least one of the Group’s nominees must be either Mr. Silver or Mr. Horrigan during the three year period covering the staggered terms of our three classes of directors. On February 14, 1997, the Group held 57,224,720 shares of our Common Stock in the aggregate (as adjusted for the stock splits effected on September 15, 2005, May 3, 2010 and May 26, 2017), and, as of the date of this Proxy Statement, the Group held more than one-half of such number of shares of our Common Stock. Additionally, the Group has the right to nominate for election either Mr. Silver or Mr. Horrigan as a member of our Board of Directors when the Group no longer holds at least one-half of the number of shares of our Common Stock held by it in the aggregate on February 14, 1997 but beneficially owns at least 5% of our Common Stock. The Stockholders Agreement continues until the death or disability of both of Messrs. Silver and Horrigan.

If either Mr. Silver or Mr. Horrigan notifies our Board of Directors that the Group cannot agree on an individual for any of its nominees under the Stockholders Agreement or if at least 45 days prior to our annual meeting of stockholders the Group fails to nominate for election at such annual meeting the requisite number of individuals to stand for election to our Board of Directors at such annual meeting, then our Board of Directors has the right to nominate for election to our Board of Directors the number of individuals that the Group could not agree on as nominees or that the Group failed to nominate timely.

The provisions of the Stockholders Agreement could have the effect of delaying, deferring or preventing a change of control of the Company and preventing our stockholders from receiving a premium for their shares of our Common Stock in any proposed acquisition of the Company.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company is required to approve any related party transactions that are required to be disclosed under applicable securities rules. In evaluating any such proposed reportable transaction, the Audit Committee will consider the specific facts and circumstances of each transaction, which facts and circumstances will include the related person’s interest in the transaction, whether the transaction is being negotiated on an arm’s length basis, whether the terms of the transaction are fair to the Company and whether the terms of the transaction with the related person are no less favorable to the Company than could be obtained with a non-related third party under similar circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2020, the Compensation Committee of our Board of Directors consisted of Messrs. Donovan, Alden (until his retirement on June 8, 2020), Abramson, Jordan and Lich and Ms. Fields, none of whom was an officer, former officer or employee of the Company. During 2020, none of our executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In the table below, we provide information, as of the Record Date, with respect to the beneficial ownership of our Common Stock by (i) each current director and each Named Executive Officer (as defined in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis”) of the Company, (ii) each person or entity who is known by the Company to own beneficially more than 5% of our Common Stock and (iii) by all current executive officers and directors of the Company as a group. Except as otherwise described below, each of the persons named in the table below has sole voting and investment power with respect to the securities beneficially owned.

	Number of Shares of Common Stock Owned	Percentage Ownership of Common Stock(1)

Anthony J. Allott(2)	738,557	*
Leigh J. Abramson(3)	17,177	*
William T. Donovan(4)	15,164	*
Kimberly A. Fields(5)	6,746	*
D. Greg Horrigan(6)	12,988,107	11.76%
Joseph M. Jordan(7)	23,856	*
Brad A. Lich(8)	5,811	*
R. Philip Silver(9)	12,571,806	11.39%
Adam J. Greenlee(10)	76,992	*
Robert B. Lewis(11)	158,862	*
Frank W. Hogan, III(12)	195,673	*
Thomas J. Snyder(13)	10,216	*
All current executive officers and directors as a group (16 persons)(14)	26,929,298	24.38%
The Vanguard Group(15)	7,947,165	7.20%
BlackRock, Inc.(16)	6,671,747	6.04%

(1)	An asterisk denotes beneficial ownership of 1% or less of our Common Stock.

(2)	Mr. Allott is a Director of the Company. The number of shares of our Common Stock owned by Mr. Allott consists of 738,557 shares of our Common Stock owned by him.

(3)

Mr. Abramson is a Director of the Company. The number of shares of our Common Stock owned by Mr. Abramson consists of 7,500 shares of our Common Stock owned by him, 6,424 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 3,253 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(4)

Mr. Donovan is a Director of the Company. The number of shares of our Common Stock owned by Mr. Donovan consists of 8,235 shares of our Common Stock owned by him, 3,676 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 3,253 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(5)

Ms. Fields is a Director of the Company. The number of shares of our Common Stock owned by Ms. Fields consists of 6,746 shares of our Common Stock that will be issuable to her for restricted stock units granted to her pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(6)

Mr. Horrigan is a Director of the Company. The amount beneficially owned by Mr. Horrigan consists of 8,472,799 shares of our Common Stock owned directly by him and over which he has sole voting and dispositive power, 1,276,030 shares of our Common Stock owned by a grantor retained annuity trust of which he is the sole trustee with sole voting and dispositive power, 1,233,584 shares of our Common Stock owned by the Horrigan Family Limited Partnership of which he is the sole general partner with sole voting and dispositive power, 34,634 shares of our Common Stock owned by a family trust of which he is the trustee with sole voting and dispositive power, 1,742,456 shares of our Common Stock owned by family trusts (of which his spouse is a trustee) over which he may be deemed to have shared voting and dispositive power, 200,000 shares of our Common Stock owned by a family foundation of which he and his spouse are co-trustees and may be deemed to have shared voting and dispositive power, 25,351 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 3,253 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date for which he has deferred receipt. The address for Mr. Horrigan is 4 Landmark Square, Stamford, Connecticut 06901.

(7)

Mr. Jordan is a Director of the Company. The number of shares of our Common Stock owned by Mr. Jordan consists of 20,603 shares of our Common Stock owned by him and 3,253 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(8)

Mr. Lich is a Director of the Company. The number of shares of our Common Stock owned by Mr. Lich consists of 5,811 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(9)

Mr. Silver is a Director of the Company. The amount beneficially owned by Mr. Silver consists of 55,191 shares of our Common Stock owned directly by him over which he has sole voting and dispositive power, 12,144,274 shares of our Common Stock owned by a family revocable trust of which he is the trustee with sole voting and dispositive power, 369,088 shares of our Common Stock owned by family trusts of which he is the investment trustee with sole voting and dispositive power and 3,253 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date. The address for Mr. Silver is 4 Landmark Square, Stamford, Connecticut 06901.

(10)	The number of shares of our Common Stock owned by Mr. Greenlee consists of 76,992 shares of our Common Stock owned by him.

(11)	The number of shares of our Common Stock owned by Mr. Lewis consists of 158,862 shares of our Common Stock owned by him.

(12)	The number of shares of our Common Stock owned by Mr. Hogan consists of 195,673 shares of our Common Stock owned by him.

(13)	The number of shares of our Common Stock owned by Mr. Snyder consists of 10,216 shares of our Common Stock owned by him.

(14)

The number of shares of our Common Stock owned by all current executive officers and directors of the Company as a group includes 64,273 shares of our Common Stock that are issuable related to (i) vested restricted stock units granted pursuant to the 2004 Stock Incentive Plan for which receipt has been deferred and (ii) restricted stock units granted pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(15)

All information regarding The Vanguard Group is based solely upon the Amendment No. 5 to Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2021 on behalf of itself and certain of its wholly owned subsidiaries, reporting beneficial ownership as of December 31, 2020. The Vanguard Group reported that it, along with certain of its wholly owned subsidiaries, (i) is the beneficial owner of 7,947,165 shares of our Common Stock, (ii) has shared power to vote or direct the vote for 76,170 shares of our Common Stock, (iii) has sole power to dispose or direct the disposition of 7,800,228 shares of our Common Stock and (iv) has shared power to dispose or direct the disposition of 146,937 shares of our Common Stock. The business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, as reported in its Amendment No. 5 to Schedule 13G.

(16)

All information regarding BlackRock, Inc. is based solely upon the Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 1, 2021 on behalf of itself and certain of its subsidiaries, reporting beneficial ownership as of December 31, 2020. BlackRock, Inc. reported that it, along with certain of its subsidiaries, (i) is the beneficial owner of 6,671,747 shares of our Common Stock, (ii) has the sole power to vote or direct the vote for 6,401,453 shares of our Common Stock and (iii) has sole power to dispose or direct the disposition of 6,671,747 shares of our Common Stock. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055, as reported in its Amendment No. 4 to Schedule 13G.

EQUITY COMPENSATION PLAN INFORMATION

In the table below, we provide information about equity securities of the Company authorized for issuance under all of the Company’s equity compensation plans. The information is as of December 31, 2020.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	1,871,006 (3)	—	3,856,476 (4)
Equity compensation plans not approved by security holders	—	—	—

Total	1,871,006	—	3,856,476

(1)	This column contains information regarding restricted stock units that represent the right to receive our Common Stock only. We do not have any options, warrants or other rights outstanding.

(2)	Our outstanding restricted stock units do not have any exercise price. We do not have any options, warrants or other rights outstanding.

(3)	This amount consists of restricted stock units that represent the right to receive 1,871,006 shares of our Common Stock granted under the 2004 Stock Incentive Plan.

(4)

This amount consists of awards related to shares of our Common Stock available for future issuance under the 2004 Stock Incentive Plan. As of the date hereof, there are 3,610,944 shares of our Common Stock available for future issuance under the 2004 Stock Incentive Plan. In accordance with the 2004 Stock Incentive Plan, each award of stock options reduces the number of shares of our Common Stock available for future issuance under the 2004 Stock Incentive Plan by the same number of shares of our Common Stock subject to the award, while each award of restricted stock or restricted stock units reduces the number of shares of our Common Stock available for future issuances under the 2004 Stock Incentive Plan by two shares for every one restricted share or restricted stock unit awarded.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

In this section of this Proxy Statement, we discuss the compensation for our executive officers, and we describe how we compensated each of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2020 based on total compensation, or, collectively, our Named Executive Officers. Our Named Executive Officers for the fiscal year ended December 31, 2020 were:

•	Anthony J. Allott, our Chairman of the Board and Chief Executive Officer;

•	Adam J. Greenlee, our President and Chief Operating Officer;

•	Robert B. Lewis, our Executive Vice President and Chief Financial Officer;

•	Frank W. Hogan, III, our Senior Vice President, General Counsel and Secretary; and

•	Thomas J. Snyder, President of Silgan Containers.

Compensation Committee

The Compensation Committee is governed by a written charter approved by the Board of Directors of the Company. A copy of the written charter of the Compensation Committee was included as Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 28, 2020. Pursuant to the Compensation Committee’s written charter, the Board of Directors of the Company has empowered the Compensation Committee to review and approve matters relating to the compensation of executive officers of the Company. Pursuant to its charter, the Compensation Committee is also responsible for administering the Company’s equity compensation plans in which any executive officer of the Company participates (including the 2004 Stock Incentive Plan), including making awards and grants under such plans, setting performance goals for awards and grants as applicable under such plans, confirming performance levels as applicable in respect of performance awards made under such plans and interpreting and prescribing rules for administering such plans. The Compensation Committee also oversees and monitors the Company’s compensation policies, practices and programs for executive officers of the Company in light of the compensation philosophy and objectives of the Company.

As required by its charter, the Compensation Committee must review and consider the outcome of any advisory vote of the stockholders of the Company at an annual meeting of stockholders regarding the compensation of the named executive officers of the Company. In addition, the Compensation Committee is required to review and assess the adequacy of its charter annually and recommend any proposed changes to its charter to the Board of Directors of the Company. In carrying out its responsibilities, the Compensation Committee has the authority, in its sole discretion, to retain and obtain advice of compensation consultants, legal counsel and other advisers, and the Company is required to provide funding therefor.

The Compensation Committee is currently comprised of five members, William T. Donovan, Leigh J. Abramson, Kimberly A. Fields, Joseph M. Jordan and Brad A. Lich. Mr. Donovan is the Chairperson of the Compensation Committee. John W. Alden was a member of the Compensation Committee and served as its Chairperson until his retirement from our Board of Directors on June 8, 2020. As required by its charter, all members of the Compensation Committee are (i) “independent directors” as required under the applicable rules of the Nasdaq Stock Market, (ii) “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and (iii) “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

In accordance with its charter, the Compensation Committee has reviewed and discussed with the Company’s management this Compensation Discussion and Analysis and has recommended to the Board of

Directors of the Company that this Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Committee has also reviewed and approved the Compensation Committee Report included in this Proxy Statement as required by its charter.

Compensation Philosophy

The Compensation Committee strives to establish a compensation program for the executive officers of the Company that meets the following objectives:

1.	attracts and retains executive officers and provides fair compensation, taking into account responsibilities and the employment markets in which the Company and its subsidiaries compete;

2.	rewards executive officers for achieving the Company’s short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking; and

3.	aligns the interests of the Company’s executive officers and stockholders.

The components of the compensation program for all executive officers of the Company are base salary, annual cash incentive bonus and equity-based compensation consisting primarily of restricted stock units and performance awards of restricted stock units. The Compensation Committee believes that restricted stock units foster more balanced risk taking because they are more closely linked to direct ownership of stock than other forms of equity-based compensation. By including a combination of cash and at-risk equity compensation, the Compensation Committee believes that the Company’s executive compensation program is consistent with its business strategy and does not encourage its executive officers to take excessive risks that might threaten the long-term value of the Company. In addition, executive officers of the Company other than the Chief Executive Officer, or CEO, President, and Chief Financial Officer, or CFO, receive other benefits typically provided to officers (such as retirement benefits and medical benefits), as further described below in “—Retirement and Other Benefits.”

2020 Advisory Vote on Compensation of Named Executive Officers

At our annual meeting of stockholders in 2020, pursuant to an advisory vote our stockholders overwhelmingly approved the compensation provided to our Named Executive Officers in 2019, with approximately 90% of the votes cast approving such compensation. The Compensation Committee reviewed and considered the results of the advisory vote of our stockholders in 2020 on the compensation of our Named Executive Officers and did not implement any changes as a result of such advisory vote of our stockholders.

Base Salary

The Compensation Committee endeavors to set base salaries for executive officers that enable the Company to attract and retain such officers and provide fair compensation taking into account relevant employment markets. The base salary for an individual executive officer is targeted such that the total compensation for such person is at a competitive level for individuals with similar responsibilities at manufacturing companies of a similar size, including packaging related companies.

Generally, each executive officer’s salary is reviewed on an annual basis by the Compensation Committee and may be adjusted based on:

(i)	a general increase associated with inflation in the cost of living;

(ii)	a change in the individual’s responsibilities; and

(iii)	changes in competitive pay levels.

In making such determinations for our Named Executive Officers, the Compensation Committee has generally reviewed publicly available compensation data including from the following manufacturing companies: AptarGroup, Inc.; Avery Dennison Corporation; Ball Corporation; Berry Global Group, Inc.; Clearwater Paper Corporation; Crown Holdings, Inc.; Domtar Corporation; Glatfelter Corporation; Graphic Packaging Holding Company; Greif, Inc.; Owens-Illinois, Inc.; Packaging Corporation of America; Sealed Air Corporation; Sonoco Products Company; and Verso Corporation. Although the Compensation Committee does not use benchmarking to determine any element of compensation, the Compensation Committee believes that it is important from time to time to review compensation information from other appropriate companies to gain a general understanding of the competitiveness of the Company’s compensation program. For all other executive officers of the Company, the Compensation Committee reviews recommendations of the CEO of the Company and other information available to the Compensation Committee. For 2020, the salaries of each of Messrs. Allott, Lewis, Hogan and Snyder were increased based on a general increase associated with inflation in the cost of living, and the salary of Mr. Greenlee was increased based on a general increase associated with inflation in the cost of living and based on competitive pay levels.

Annual Cash Bonuses under Incentive Programs

All executive officers of the Company are eligible to receive annual cash bonuses, which are provided to enable the Company to attract and retain such officers and provide fair compensation taking into account responsibilities and relevant employment markets. Additionally, the Compensation Committee uses annual cash bonuses to reward executive officers for achieving the Company’s financial and non-financial goals. Executive officers of the Company are eligible for an annual cash bonus based on a percentage of their annual base salary that is determined generally based on the person’s responsibilities. In addition, the Compensation Committee may provide an executive officer with a cash bonus for a special assignment or in extraordinary circumstances where warranted.

The table below sets forth summary information for 2020 for our Named Executive Officers with regard to the incentive plan or program in which such individual participated, the bonus range, target bonus award and maximum bonus award as a percentage of salary for each such individual, the actual bonus award for each such individual and the actual bonus award as a percentage of salary for each such individual.

2020 Annual Cash Bonuses under Incentive Programs

Name	Name of Plan or Program	Bonus Range as a % of Salary	Target Bonus Award as a % of Salary	Maximum Bonus Award as a % of Salary	Actual Bonus Award ($)	Actual Bonus Award as a % of Salary

Anthony J. Allott	Senior Executive	0% - 100%	100%	100%	$1,197,809	100%
(Chairman of the Board and Chief Executive Officer)	Performance Plan

Adam J. Greenlee	Holdings Executive	0% - 60%	60%	60%	$ 451,205	60%
(President and Chief Operating Officer)	Officer Program

Robert B. Lewis	Holdings Executive	0% - 60%	60%	60%	$ 401,479	60%
(Executive Vice President and Chief Financial Officer)	Officer Program

Frank W. Hogan, III	Holdings Executive	0% - 60%	60%	60%	$ 307,500	60%
(Senior Vice President, General Counsel and Secretary)	Officer Program

Thomas J. Snyder	Incentive program	0% - 60%	30%	60%	$ 395,260	56.58%
(President of Silgan Containers)	for our U.S. metal container operations

Annual cash bonuses are paid to Mr. Allott under the Company’s Senior Executive Performance Plan, as amended, or the Senior Executive Performance Plan. Currently, Mr. Allott is the only participant in the Senior Executive Performance Plan. Pursuant to the Senior Executive Performance Plan, Mr. Allott could be eligible for an annual cash bonus of up to 200% of his annual base salary, with such maximum amount of Mr. Allott’s annual cash bonus being set annually by the Compensation Committee. For 2020 and 2021, the Compensation Committee evaluated competitive data and approved a maximum annual cash bonus for Mr. Allott of up to 100% of his annual base salary. In setting the maximum amount of the annual cash bonus for Mr. Allott, the Compensation Committee bases its determination on its objective of retaining Mr. Allott and providing him with fair overall annual cash compensation taking into account his responsibilities and relevant employment markets.

For 2020, Messrs. Greenlee, Lewis and Hogan participated in a bonus program, or the Holdings Executive Officer Program, which was approved by the Compensation Committee and under which annual cash bonuses were calculated on the same basis as under the Senior Executive Performance Plan. For 2020, the Compensation Committee approved maximum annual cash bonuses of 60% of annual base salaries for each of Messrs. Greenlee, Lewis and Hogan.

Under the Senior Executive Performance Plan and the Holdings Executive Officer Program, at the beginning of each year, the Compensation Committee establishes a performance goal and a performance goal target for the Company for that year. Following such year, the Compensation Committee confirms the extent to which the performance goal target for such year was met. If the performance goal target was met, then the participants under this plan and this program would receive the maximum amount of his annual bonus for which he was eligible for that year. If the performance goal target was not met, then the participant would receive a pro rata amount of the maximum amount of his annual bonus for which he was eligible for that year. For 2020, the performance goal established by the Compensation Committee under this plan and this program was the earnings before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), cost attributable to announced acquisitions and the impact from any foreign currency devaluations (Adjusted EBITDA) of the Company, subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures, and the performance goal target for the maximum amount of the annual bonus was the Adjusted EBITDA level of the Company for 2019 ($624.2 million), with the amount of the annual bonus under this plan and this program calculated based on the following formula:

X multiplied by the Company’s Adjusted EBITDA for 2020; with X being equal to a percentage, the numerator of which is the maximum annual bonus for a particular person and the denominator of which is the Company’s Adjusted EBITDA for 2019.

The Company’s Adjusted EBITDA for 2020 was $766.8 million, which exceeded the performance goal target of $624.2 million. Therefore, each of Messrs. Allott, Greenlee, Lewis and Hogan received the maximum amount of his annual bonus for 2020 as noted above. Additionally, the Compensation Committee awarded Mr. Hogan a discretionary bonus of $100,000 for 2020 in recognition of his extraordinary contributions to the Company in 2020, including with respect to the Company’s acquisition of the dispensing operations of the Albéa Group in 2020.

For 2021, the Compensation Committee set the performance goal for Mr. Allott under the Senior Executive Performance Plan as the Adjusted EBITDA of the Company, subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures, and the performance goal target for the maximum amount of his annual bonus as the Adjusted EBITDA of the Company in 2020, with the manner for calculating the amount of his annual bonus being the same as in 2020. In setting the performance goal under the Senior Executive Performance Plan, the Compensation Committee chose earnings before interest, taxes, depreciation and amortization and rationalization charges of the Company because it believes that it is an important and accepted measure of performance of the Company, and the Compensation Committee decided to exclude acquisition termination fees (net of related costs), costs attributable to announced acquisitions and the impact from any foreign currency devaluations from such calculation because such items are generally non-recurring and not indicative of the Company’s operating results. For 2021, the Compensation Committee approved an annual cash bonus program for each of Messrs. Greenlee, Lewis and Hogan pursuant to which each of them is eligible to receive an annual cash bonus in an amount up to a maximum of 80%, 60% and 60%, respectively, of his annual base salary received in 2021, with the amount of such annual cash bonus being calculated on the same basis that an annual cash bonus is calculated for Mr. Allott for 2021 under the Senior Executive Performance Plan.

The Compensation Committee has established annual bonus programs applicable to Messrs. Allott, Greenlee and Lewis that are different from the annual cash bonus programs applicable to the other executive officers of the Company because they assist the Compensation Committee in establishing the annual cash bonus programs for the other executive officers of the Company, including setting financial and non-financial goals under such programs and determining whether goals were met under such programs. The Compensation Committee believes it is important that it receive an unbiased view from members of top management in establishing such programs, and believes that the best way to accomplish this objective is to not have those assessing such programs participate in them so that these individuals have no conflict of interest. Additionally, the objectives of the annual cash bonus programs for Messrs. Allott, Greenlee, Lewis and Hogan are to retain such individuals and provide them with fair overall annual compensation taking into account relevant employment markets, and such programs are not meant primarily as an award for short-term financial performance. The Compensation Committee believes that it is more advantageous for the Company that Messrs. Allott, Greenlee, Lewis and Hogan focus more on long-term creation of stockholder value rather than short-term goals. Accordingly, the Compensation Committee establishes a performance goal target with respect to annual bonuses payable to Messrs. Allott, Greenlee, Lewis and Hogan that, although not certain, should be attainable.

Annual cash bonuses are paid to participants in the incentive programs of the Company’s business operations based upon the achievement of certain financial goals and non-financial goals. Participants in those programs are viewed on a team basis for purposes of annual cash bonuses and establishing financial and non-financial goals. The Compensation Committee generally believes that a majority of the annual cash bonuses payable to managers of the Company’s business operations should be based on a financial goal. The financial goals for the Company’s business operations for a given year are established at the beginning of such year by the CEO, President and CFO of the Company, or the Holdings Executives, and reviewed by the Compensation Committee. The remaining portion of the annual cash bonuses for the managers of the Company’s business operations is based upon non-financial goals. Such non-financial goals for each of the Company’s business operations for a given year are established at the beginning of the year by the Holdings Executives in conjunction with the managers of such business operations and reviewed by the Compensation Committee. Such non-financial goals are generally items that both the Holdings Executives and the managers of the particular business operation desire additional attention during the year. In determining levels of achievement for non-financial goals, the Compensation Committee relies upon the subjective evaluations of the Holdings Executives, as well as their own observations of the Company’s business operations obtained from the reports given by the managers of such business operations at regular quarterly meetings of the Board of Directors of the Company. Participants in the incentive programs of the Company’s business operations can receive up to two times their target bonus amount if financial and non-financial goals of the applicable business operations are far exceeded. Generally, however, the Compensation Committee is of the view that non-financial goals, by their nature, are extremely hard to attain at a level warranting two times payment of the amount of the target bonus applicable to such non-financial goals, and therefore realistically participants can expect to receive generally between approximately 50% and 150% of the amount of their target bonus applicable to such non-financial goals.

Mr. Snyder, President of the Company’s U.S. metal container operations, is the only Named Executive Officer who participated in an incentive program for one of the Company’s business operations in 2020. Under the incentive program for our U.S. metal container operations as approved by the Compensation Committee, Mr. Snyder was eligible for an annual target bonus for 2020 of 30% of his annual salary received in 2020. For 2020, the Compensation Committee approved 70% of Mr. Snyder’s annual target bonus of 30% of his annual salary, or 21% of his annual salary, being based upon the achievement of a financial goal by the Company’s U.S. metal container operations and 30% of Mr. Snyder’s annual target bonus of 30% of his annual salary, or 9% of his annual salary, being based upon the achievement of non-financial goals by the Company’s U.S. metal container operations.

The financial goal for our U.S. metal container operations for 2020, as approved by the Compensation Committee, was its budgeted earnings before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements, the impact from any foreign currency devaluations and costs attributed to announced acquisitions and subject to further adjustment as determined by the Compensation Committee for unusual gains, unusual losses and unusual business impacts and acquisitions and/or divestitures (Adjusted EBIT). The budgeted Adjusted EBIT for 2020 for our U.S. metal container operations was compared to the actual Adjusted EBIT for 2020 for our U.S. metal container operations. If the actual Adjusted EBIT of our U.S. metal container operations for 2020 was between 96% and 104% of the budgeted Adjusted EBIT for our U.S. metal container operations for 2020, then Mr. Snyder would have been entitled to 100% of the portion of his bonus payable based upon the achievement of a financial goal by our U.S. metal container operations for 2020 (i.e., 21% of his annual salary). If the actual Adjusted EBIT of our U.S. metal container operations for 2020 was less than 96% (but more than 93%) or greater than 104% (up to 107%) of the budgeted Adjusted EBIT for our U.S. metal container operations for 2020, then the portion of Mr. Snyder’s bonus payable based upon the achievement of a financial goal by our U.S. metal container operations for 2020 would have been adjusted on a pro rata basis on a sliding scale based on the chart below, as follows:

Percentage of Financial Goal Achieved	Percentage of Annual Salary to be Paid as a Bonus Based on Achievement of Financial Goal

93%	0%
96%	21%
100%	21%
104%	21%
107%	42%

The non-financial goals for our U.S. metal container operations for 2020, as approved by the Compensation Committee, were the following:

•	market leadership;
•	operational leadership;
•	free cash flow management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

For the portion of Mr. Snyder’s bonus payable based upon non-financial goals (i.e., 30% of his annual target bonus of 30% of his annual salary, or 9% of his annual salary), the Holdings Executives determined the percentage (based on 100%) that such non-financial goals were met and recommended such percentage to the Compensation Committee for their approval. The approved percentage is then multiplied by such portion of the target bonus payable based upon non-financial goals and such amount is added to the amount of the bonus payable for the financial goal to determine the total bonus payable for 2020.

In 2020, our U.S. metal container operations achieved 119.6% of its budgeted Adjusted EBIT and 162% of its non-financial goals. Accordingly, the bonus amount payable to Mr. Snyder for 2020 based upon the achievement of a financial goal by our U.S metal container operations in 2020 was 42% of his annual salary received in 2020 in accordance with the chart above. The bonus amount payable to Mr. Snyder for 2020 based upon the achievement of non-financial goals by our U.S metal container operations in 2020 was 14.58% of his annual salary received in 2020, calculated as follows:

162% x 9% = 14.58%

Therefore, Mr. Snyder’s bonus for 2020 was the sum of the percentage payable for the financial goal and the percentage payable for the non-financial goals, or 56.58% (42% plus 14.58%) of his annual salary received in 2020 (which equates to approximately 188.6% of his annual target bonus of 30% of his annual salary received in 2020).

Equity Based Compensation

The Compensation Committee provides equity-based compensation to executive officers of the Company and its subsidiaries through awards under the 2004 Stock Incentive Plan that meet the Compensation Committee’s objectives of attracting and retaining officers and aligning the interests of officers with those of the stockholders of the Company. The purpose of the 2004 Stock Incentive Plan is to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging the attraction and retention of directors and officers and other key employees and (ii) linking directors and officers and other key employees of the Company directly to stockholder interests through stock ownership and appreciation.

The Compensation Committee is responsible for administering the 2004 Stock Incentive Plan. The Compensation Committee determines recipients of awards under the 2004 Stock Incentive Plan, approves awards, sets the terms and conditions of awards and interprets and prescribes rules for administering the 2004 Stock Incentive Plan. The 2004 Stock Incentive Plan provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

Since 2005, the Compensation Committee has granted only restricted stock units and performance awards for restricted stock units under the 2004 Stock Incentive Plan. At this time, the Compensation Committee has determined to grant only restricted stock units and performance awards for restricted stock units under the 2004 Stock Incentive Plan because it believes that restricted stock units are more closely linked to ownership of stock as compared to stock options and stock appreciation rights, thereby aligning the interests of award recipients more closely with those of our stockholders.

Under the 2004 Stock Incentive Plan, the Compensation Committee generally grants (i) restricted stock units to newly hired individuals (including from acquisitions) and to individuals who are promoted and (ii) performance awards annually to current officers and other key employees, all as described below. In addition, the Compensation Committee may grant awards under the 2004 Stock Incentive Plan to officers and other key employees of the Company and its subsidiaries at other times and for other purposes, consistent with the terms of the 2004 Stock Incentive Plan.

To attract new officers and other key employees (including from acquisitions), the Compensation Committee will grant restricted stock units to such new individuals, which generally will vest ratably over a five-year period or all at once in a single installment at least one year from the date of grant. The number of restricted stock units that are granted to an individual will be determined by the Compensation Committee generally on the basis of what it believes is necessary to hire and retain such individual, taking into account the salary and bonus offered to such individual and the total nominal value of such restricted stock units. The Compensation Committee may also grant restricted stock units during the course of the year to officers who are promoted, largely on the basis of the nominal value of unvested restricted stock units of such individuals as compared to a targeted multiple of such individual’s new annual base salary. The primary purpose of such equity awards is retention of the individual, and therefore these restricted stock units will generally vest ratably over a five-year period. Typically, the Compensation Committee makes grants to newly hired or promoted individuals on only up to one business day during a fiscal quarter, generally at a regularly scheduled meeting of the Compensation Committee which generally follows the issuance by the Company of its quarterly earnings release. As a result, the general practice of the Compensation Committee is to make grants on up to four dates during each year and, in addition, as applicable, in connection with certain acquisitions.

Additionally, to retain current officers and other key employees, the Compensation Committee annually reviews the nominal value of unvested restricted stock units of such persons. For each officer and other key employee of the Company, the Compensation Committee targets a multiple of such person’s annual base salary (plus, in the case of Mr. Allott, targeted annual bonus) as the level of the nominal value of unvested restricted stock units for each such person. The multiple for each individual is determined on the basis of the individual’s anticipated long-term contribution to the Company. Within the first ninety days of each year, the Compensation Committee will fix and establish performance criteria for that year for potential grants of performance awards of restricted stock units in the following year. The minimum level of performance required to be attained for grants to be made in the following year is set by the Compensation Committee at a level that, although not certain, should be attainable because the primary purpose of these grants is retention. For the grants made in 2020, the Compensation Committee established in 2019 the Company’s Adjusted EBITDA, subject to adjustment as determined by the Compensation Committee for acquisitions and divestitures, as the performance criteria and the minimum level of performance by the Company for 2019 as 75% of the Company’s Adjusted EBITDA level in 2018. At the time the performance criteria is set for a particular year, the Compensation Committee approves a maximum number of restricted stock units that may be granted to each individual in the following year if the Company attains the minimum level of performance. Then, following the end of a particular year, if the Company attains the minimum level of performance for that year, the Compensation Committee will review the nominal value of the unvested restricted stock units previously granted to an individual and compare this to the individual’s target multiple of salary (plus, in the case of Mr. Allott, bonus). For Mr. Allott, the target multiple is three times his salary and bonus. For each of Messrs. Greenlee, Lewis, Hogan and Snyder, the target multiple is three times such person’s salary. Generally, at its regularly scheduled meeting during the first quarter, the Compensation Committee will then consider performance awards of restricted stock units to individuals whose aggregate nominal value of unvested restricted stock units is less than their target multiple of salary (plus, in the case of Mr. Allott, bonus) so that the total nominal value of unvested restricted stock units approximates their target multiple of salary (plus, in the case of Mr. Allott, bonus). Any such restricted stock units so granted will generally vest ratably over a five-year period. In 2020, Messrs. Allott, Greenlee, Lewis, Hogan and Snyder were granted performance awards for 40,800 restricted stock units, 14,400 restricted stock units, 7,500 restricted stock units, 8,200 restricted stock units and 7,100 restricted stock units, respectively, on the basis described in this paragraph, since the Company achieved the minimum level of performance established by the Compensation Committee for such grants.

In addition to the performance awards granted annually as described in the paragraph above, the Compensation Committee has granted performance awards for restricted stock units from time to time to Messrs. Allott, Greenlee, Lewis, Hogan and Snyder to supplement their total compensation. These grants vest ratably over a period of at least three years from the date of grant or all at once in a single installment at least three years from the date of grant. The primary purpose of these grants is to provide additional long-term compensation to such executive officers to keep them at competitive compensation levels and to do so in a manner that further augments the retention of such executive officers. These grants have been subject to the attainment of performance criteria as established by the Compensation Committee and are forfeitable in the event the Company does not attain such performance criteria. The performance criteria for such grants has generally been the Adjusted EBITDA of the Company for the year of or following such grant and the minimum level of performance required for such grant has been 75% of the Company’s prior year Adjusted EBITDA level. In March 2019, on the basis described in this paragraph and in replacement of performance awards for restricted stock units that vested in March 2019, Messrs. Allott, Greenlee, Lewis and Hogan were granted performance awards for 285,000, 115,000, 115,000 and 50,000 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for these grants, vest ratably over a three year period from the date of grant. In March 2020, on the basis described in this paragraph, Messrs. Allott, Greenlee, Lewis and Hogan were granted performance awards for 79,000, 32,000, 32,000 and 14,000 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for 2020, vest ratably over a three year period from the date of grant. In March 2021, on the basis described in this paragraph, Messrs. Allott, Greenlee, Lewis and Hogan were granted performance awards for 66,000, 26,500, 26,500 and 11,500 restricted stock units, respectively, which so long as the Company attains the applicable performance criteria for 2021, will vest ratably over a three year period from the date of grant. The Compensation Committee views all these performance awards as additional compensation for the applicable individual spread evenly over the entire vesting period, rather than being entirely allocated to the year of grant (as required under SEC reporting rules). For example, in the case of Mr. Allott, the Compensation Committee views the compensation attributable to the performance award of 285,000 restricted stock units granted to him on March 1, 2019 over the three-year vesting period of such performance award and the compensation attributable to the performance award of 79,000 restricted stock units granted to him on March 1, 2020 over the three-year vesting period. Therefore, the Compensation Committee allocates the compensation attributable to such awards equally over each year of the applicable vesting period as opposed to all in one year as the Summary Compensation Table requires. Accordingly, the Compensation Committee views the performance award of 285,000 restricted stock units granted to Mr. Allott on March 1, 2019 as additional compensation annually of $2,703,225 (using the grant date fair value used in the Summary Compensation Table) for Mr. Allott over the three-year vesting period of such performance award and the performance award of 79,000 restricted stock units granted to Mr. Allott on March 1, 2020 as additional compensation annually of $751,158 (using the grant date fair value used in the Summary Compensation Table) for Mr. Allott over the three-year vesting period of such performance award, in each case in contrast to the total amount being recognized all in one year as required in the Summary Compensation Table.

Restricted stock units granted under the 2004 Stock Incentive Plan carry with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests. Such dividend equivalents for a restricted stock unit are accrued as dividends and are paid to the individual only upon the vesting of such restricted stock unit. The Compensation Committee added dividend equivalent rights to restricted stock units to further align the interests of officers and other key employees of the Company and its subsidiaries with those of the stockholders of the Company.

Stock Ownership Guidelines

In 2018, the Company adopted stock ownership guidelines applicable to our Directors at five times the $90,000 annual cash retainer payable to Directors, our CEO at six times our CEO’s annual base salary, our other Named Executive Officers at three times his or her annual base salary and our other executive officers at one times his or her annual base salary. These guidelines apply to all equity holdings and are subject to a transition period of five years from the adoption date and for newly elected Directors and executive officers.

Anti-Hedging and Anti-Pledging Policy

The Company has adopted an anti-hedging and anti-pledging policy applicable to our Board of Directors and officers of the Company and subsidiaries of the Company. This policy prohibits members of our Board of Directors and officers of the Company and any subsidiary of the Company from directly or indirectly purchasing any financial instrument or engaging in any transaction (such as puts, calls, options, swaps, exchange funds, other derivative securities, collars, forward contracts, short sales or other similar monetization transactions) with respect to any equity securities of the Company held directly or indirectly by any such person (including equity securities granted as compensation), the purpose, effect or design of which is to hedge or offset any decrease in market value of the equity securities of the Company. In addition, the policy prohibits members of our Board of Directors and officers of the Company and any subsidiary of the Company from purchasing any equity securities of the Company on margin, holding any equity securities of the Company in an account on which any borrowing is outstanding, borrowing against any equity securities of the Company on margin, or pledging or borrowing against any equity securities of the Company as collateral for any loan of any kind.

Retirement and Other Benefits

The Company also provides pension, 401(k), supplemental retirement, medical, disability, life insurance and other benefits to most of its executive officers for purposes of retention.

The Company does not provide retirement and other benefits to Messrs. Allott, Greenlee and Lewis. Such individuals are eligible for group term life insurance benefits on the same general basis as all other U.S. employees of the Company and its subsidiaries, can make elective contributions to the 401(k) plan but do not receive any matching contributions from the Company and can participate in the medical benefits provided they pay 100% of their premiums. This approach allows Messrs. Allott, Greenlee and Lewis to provide unbiased assistance to the Compensation Committee in its oversight and review of these benefits.

Each of Messrs. Hogan and Snyder participate in (i) the Silgan Containers Pension Plan for Salaried Employees, or the Silgan Containers Pension Plan (a defined benefit plan intended to be qualified under Section 401(a) of the Code), if such officer was hired before 2007, (ii) the Silgan Containers Retirement Savings Plan, or the Containers 401(k) Plan (a 401(k) plan intended to be qualified under Section 401(a) of the Code, in which individuals can elect to participate and which provides for matching contributions and, for certain individuals, a potential profit sharing contribution), (iii) the Silgan Containers Supplemental Executive Retirement Plan, as amended, or the Containers Supplemental Plan (a non-qualified defined contribution plan that provides for contributions on behalf of participating individuals which are intended to make up for benefits not payable under the pension and 401(k) plans because of limits imposed by the Code), and (iv) medical benefits and group life insurance benefits generally available to all salaried employees on the same basis as they are available to all other salaried employees.

Perquisites and Other Personal Benefits

Generally, the Company does not provide its executive officers with any perquisites or other personal benefits.

Employment Agreements

Mr. Allott, Chairman of the Board and Chief Executive Officer of the Company, entered into an employment agreement with the Company in April 2004. Mr. Allott’s employment agreement provides for, among other things, a severance benefit if Mr. Allott is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum amount payable pursuant to the Senior Executive Performance Plan as previously approved by the Compensation Committee (for 2021, 100% of his then current annual salary).

Mr. Greenlee, President and Chief Operating Officer of the Company, is entitled to a severance benefit, as provided in an employment letter from the Company dated October 1, 2007, if he is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee (for 2021, 80% of his then current annual salary).

Mr. Lewis, Executive Vice President and Chief Financial Officer of the Company, is entitled to a severance benefit, as provided in an employment letter from the Company dated June 30, 2004, if Mr. Lewis is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee (for 2021, 60% of his then current annual salary).

Tax Deductibility

For the year ended December 31, 2020, Section 162(m) of the Code disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to certain executive officers, including our Named Executive Officers. The legislation commonly referred to as the Tax Cuts and Jobs Act of 2017, or the 2017 Tax Act, made significant changes to Section 162(m) of the Code, including a repeal of the “performance-based compensation” exception to Section 162(m), subject to a transition rule for certain existing compensation arrangements covered by binding contractual arrangements, not modified after November 2, 2017. The Company’s general intention is to maximize the tax deductibility of its compensation programs, including any relief available under the transition rule for performance-based compensation. However, because the Company believes that the use of prudent judgment in determining compensation levels is in the best interests of the Company and its stockholders, it may determine to pay amounts of compensation that may not be fully deductible. The Company reserves the right to use prudent judgment in establishing compensation policies, including the use of performance targets, to attract and retain qualified executives to manage the Company and to reward such executives for outstanding performance, while taking into consideration the financial impact of such actions on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the “Compensation Discussion and Analysis” be included in the Proxy Statement of the Company for its 2021 annual meeting of stockholders.

By the Compensation Committee of the Board of Directors: William T. Donovan Leigh J. Abramson Kimberly A. Fields Joseph M. Jordan Brad A. Lich

Summary Compensation Table

The table below summarizes the total compensation for the fiscal years ended December 31, 2020, 2019 and 2018 paid to or earned by our Named Executive Officers, consisting of those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during 2020 and the three most highly compensated executive officers of the Company for 2020 (other than those who served as CEO or CFO during 2020).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(3)

Anthony J. Allott (Chairman of the Board and Chief Executive Officer)	2020 2019 2018	$1,197,809 $1,135,260 $1,037,470	$0 $0 $0	$ 3,417,295 $10,249,491 $ 1,264,765	$0 $0 $0	$1,197,809 $1,135,260 $1,037,470	$0 $0 $0	$115,993 $744,930 $ 46,418	$ 5,928,906 $13,264,941 $ 3,386,123

Adam J. Greenlee (President and Chief Operating Officer)	2020 2019 2018	$ 752,008 $ 686,145 $ 633,798	$0 $0 $0	$ 1,323,560 $ 3,963,782 $ 442,525	$0 $0 $0	$ 451,205 $ 411,687 $ 253,519	$0 $0 $0	$ 36,598 $375,295 $ 18,274	$ 2,563,371 $ 5,436,909 $ 1,348,116

Robert B. Lewis (Executive Vice President and Chief Financial Officer)	2020 2019 2018	$ 669,132 $ 652,811 $ 633,798	$0 $0 $0	$ 1,126,738 $ 3,978,009 $ 399,700	$0 $0 $0	$ 401,479 $ 391,687 $ 253,519	$0 $0 $0	$ 41,426 $379,747 $ 19,745	$ 2,238,775 $ 5,402,254 $ 1,306,762

Frank W. Hogan, III (Senior Vice President, General Counsel and Secretary)	2020 2019 2018	$ 512,500 $ 500,000 $ 448,207	$100,000 $0 $0	$ 633,255 $ 1,909,331 $ 325,470	$0 $0 $0	$ 307,500 $ 300,000 $ 179,283	$165,490 $172,101 $0	$ 90,075 $249,099 $ 43,518	$ 1,808,820 $ 3,130,531 $ 996,478

Thomas J. Snyder (President of Silgan Containers)	2020 2019 2018	$ 698,586 $ 681,547 $ 664,924	$0 $0 $0	$ 202,528 $ 711,375 $ 433,960	$0 $0 $0	$ 395,260 $ 207,258 $ 68,820	$220,954 $228,470 $0	$140,059 $163,491 $129,918	$ 1,657,387 $ 1,992,141 $ 1,297,622

(1)

Bonuses for such years were paid under applicable incentive programs of the Company and its subsidiaries and are included in column (g), except as described in the following sentence. For 2020, the Compensation Committee awarded Mr. Hogan an additional discretionary bonus in recognition of his extraordinary contributions to the Company in 2020, including with respect to the Company’s acquisition of the dispensing operations of the Albéa Group in 2020.

(2)

The amounts in column (e) reflect the grant date fair value of restricted stock units (representing the right to receive shares of Common Stock upon vesting) granted during the applicable year pursuant to and under the 2004 Stock Incentive Plan. The grant date fair value of such restricted stock units for any individual was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on the grant date of such restricted stock units for any individual by the number of restricted stock units granted to such individual on such grant date in accordance with FASB ASC Topic 718.

(3)

The amounts in column (e) consist of amounts attributable to (i) performance awards of restricted stock units granted annually for retention purposes that vest ratably over the applicable vesting period and (ii) performance awards of restricted stock units, or Supplemental Stock Awards, which are granted to certain officers of the Company and its subsidiaries to supplement their total compensation and which vest either ratably over a three year period from the date of grant or all at once in a single installment at least three years from the date of grant, in each case if the applicable performance criteria is attained. The amounts in columns (e) and (j) for each of 2020 and 2019 for Messrs. Allott, Greenlee, Lewis and Hogan include the full amounts attributable to a Supplemental Stock Award granted to each of them in such years. Such Supplemental Stock Awards are made to certain officers of the Company and its subsidiaries to supplement their total compensation to keep them at competitive compensation levels and in a manner that further augments their retention, and the Compensation Committee views these Supplemental Stock Awards as additional compensation for the applicable individual spread evenly over the entire vesting period. For example, in the case of

Mr. Allott, the Compensation Committee views the compensation attributable to the Supplemental Stock Award of 79,000 restricted stock units granted to him on March 1, 2020 over the three-year vesting period, since this Supplemental Stock Award vests ratably over a three year period from the date of grant. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $751,158 (using the grant date fair value used in the Summary Compensation Table) for Mr. Allott over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $2,253,475 being included only in 2020 as reflected in columns (e) and (j). On the same basis as described above, the Compensation Committee had allocated the compensation attributable to the Supplemental Stock Award of 285,000 restricted stock units granted to him on March 1, 2019 over the three-year vesting period, and therefore views that Supplemental Stock Award as additional compensation for Mr. Allott of $2,703,225 (using the grant date fair value used in the Summary Compensation Table) for each year during the vesting period of that Supplemental Stock Award, which had been granted to Mr. Allott in light of the fact that a previously granted Supplemental Stock Award of 400,000 restricted stock units had fully vested on March 1, 2019. For further information on such Supplemental Stock Awards, you should read the section in this Proxy Statement titled “Executive Compensation—Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period,” and for further information on equity based compensation provided by the Company, you should read the section in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation.”

(4)

The amounts in column (g) consist of annual cash bonuses earned in such year and paid in the following year under applicable incentive programs of the Company and its subsidiaries. For 2020, the annual cash bonus for Mr. Allott was earned pursuant to the Senior Executive Performance Plan, the annual cash bonuses for Messrs. Greenlee, Lewis and Hogan were earned pursuant to the Holdings Executive Officer Program and the annual cash bonus for Mr. Snyder was earned pursuant to the incentive program for our U.S. metal container operations. An explanation as to how annual cash bonuses were calculated under such plan and programs is set forth in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.”

(5)

The amounts in column (h) represent the actuarial increase in the present value of the Named Executive Officer’s benefits under the applicable pension plan. The present value of Mr. Hogan’s and Mr. Snyder’s benefits under the applicable pension plan decreased by $5,079 and $39,706, respectively, in 2018, but such decreases are represented in column (h) as a change of $0 in 2018 in accordance with the applicable rules of the SEC. The Company does not provide above-market or preferential earnings on amounts of any Named Executive Officer under any non-qualified plan.

(6)

In the case of Mr. Allott, the amounts in column (i) consist of payments to him of $111,091 in 2020, $740,028 in 2019 and $43,796 in 2018 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $4,902 for 2020, $4,902 for 2019 and $2,622 for 2018. In the case of Mr. Greenlee, the amounts in column (i) consist of payments to him of $34,888 in 2020, $373,601 in 2019 and $16,657 in 2018 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $1,710 for 2020, $1,694 for 2019 and $1,617 for 2018. In the case of Mr. Lewis, the amounts in column (i) consist of payments to him of $36,541 in 2020, $374,954 in 2019 and $17,266 in 2018 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $4,885 for 2020, $4,793 for 2019 and $2,479 for 2018. In the case of Mr. Hogan, the amounts in column (i) include contributions by the Company for him in the amount of $56,162 for 2020, $47,256 for 2019 and $20,300 for 2018 to the grantor trust for the Containers Supplemental Plan and in the amount of $8,550 for 2020, $8,400 for 2019 and $8,250 for 2018 to the grantor trust for the Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Hogan also include payments to him of $19,700 in 2020, $189,848 in 2019 and $11,764 in 2018 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $5,663 for 2020, $3,595 for 2019 and $3,204 for 2018. In the case of Mr. Snyder, the amounts in column (i) include contributions by Silgan Containers for him in the amount of $99,484 for 2020, $89,017 for 2019 and $94,671 for 2018 to the grantor trust for the Containers Supplemental Plan and in the amount of $17,100 for 2020, $17,760 for 2019 and $16,500 for 2018 to the grantor trust for the Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Snyder also include payments to him of $20,853 in 2020, $54,092 in 2019 and $16,136 in 2018 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $2,622 for 2020, $2,622 for 2019 and $2,611 for 2018.

Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period

The following table, which is not required under the SEC’s rules and is not a substitute for any of the tables required under the SEC’s rules, provides an alternative presentation of the total compensation of our Named Executive Officers by adjusting the total compensation amounts in column (j) of the Summary Compensation Table to reflect the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards. The amounts in the column titled “Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period” consist of the total of columns (c), (d), (e), (f), (g), (h) and (i) of the Summary Compensation Table for the corresponding year, with the amount in column (e) for stock awards being adjusted in respect of Supplemental Stock Awards to include compensation attributable to such Supplemental Stock Awards spread evenly over the entire vesting period of such Supplemental Stock Awards. This presentation is consistent with the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards, in contrast to including the full amounts of the compensation attributable to such Supplemental Stock Awards in the year of grant as reflected in columns (e) and (j) of the Summary Compensation Table. For further information on equity based compensation provided by the Company, you should read the sections in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation” and “Executive Compensation—Summary Compensation Table.”

Name and Principal Position	Year	Total Compensation from Column (j) of the Summary Compensation Table($)	Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period($)

Anthony J. Allott	2020	$ 5,928,906	$7,008,394
(Chairman of the Board and Chief Executive Officer)	2019	$13,264,941	$7,733,116
	2018	$ 3,386,123	$5,313,723

Adam J. Greenlee	2020	$ 2,563,371	$2,996,430
(President and Chief Operating Officer)	2019	$ 5,436,909	$3,224,107
	2018	$ 1,348,116	$2,245,552

Robert B. Lewis	2020	$ 2,238,775	$2,671,834
(Executive Vice President and Chief Financial Officer)	2019	$ 5,402,254	$3,189,452
	2018	$ 1,306,762	$2,204,198

Frank W. Hogan, III	2020	$ 1,808,820	$1,995,319
(Senior Vice President, General Counsel and Secretary)	2019	$ 3,130,531	$2,177,903
	2018	$ 996,478	$1,445,196

Thomas J. Snyder(1)	2020	$ 1,657,387	$2,081,587
(President of Silgan Containers)	2019	$ 1,992,141	$2,500,194
	2018	$ 1,297,622	$1,820,872

(1)

In March 2017, Mr. Snyder was granted a performance award of 70,000 restricted stock units (as adjusted for the two-for-one stock split effected on May 26, 2017), which, since the Company attained the applicable performance criteria for such performance award, will vest all at once in a single installment on March 1, 2022. The last column in the table above reflects the Compensation Committee’s allocation of the compensation attributable to such award equally over each year of the applicable five-year vesting period as opposed to all in the year of grant as the Summary Compensation Table requires. Accordingly, the Compensation Committee views such performance award as additional compensation annually of $424,200 (using the grant date fair value) for Mr. Snyder over the five-year vesting period.

Grants of Plan Based Awards

The following table provides information concerning each grant of an award made to our Named Executive Officers in the fiscal year ended December 31, 2020 under any plan. All awards under non-equity incentive plans were paid under the incentive plans or programs described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs,” and all equity awards were made under the 2004 Stock Incentive Plan.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
	Grant Date	Date of Action of Compensation Committee, if Different from Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Anthony J. Allott	—	—	—	$1,197,809	$1,197,809	—	—	—	—	—	—	—
	03/01/2020	02/28/2020	—	—	—	—	—	—	40,800(3)	—	—	$1,163,820
	03/01/2020	02/28/2020	—	—	—	—	—	—	79,000(4)	—	—	$2,253,475

Adam J. Greenlee	—	—	—	$ 451,205	$ 451,205	—	—	—	—	—	—	—
	03/01/2020	02/28/2020	—	—	—	—	—	—	14,400(3)	—	—	$ 410,760
	03/01/2020	02/28/2020	—	—	—	—	—	—	32,000(5)	—	—	$ 912,800

Robert B. Lewis	—	—	—	$ 401,479	$ 401,479	—	—	—	—	—	—	—
	03/01/2020	02/28/2020	—	—	—	—	—	—	7,500(3)	—	—	$ 213,938
	03/01/2020	02/28/2020	—	—	—	—	—	—	32,000(6)	—	—	$ 912,800

Frank W. Hogan, III	—	—	—	$ 307,500	$ 307,500	—	—	—	—	—	—	—
	03/01/2020	02/28/2020	—	—	—	—	—	—	8,200(3)	—	—	$ 233,905
	03/01/2020	02/28/2020	—	—	—	—	—	—	14,000(7)	—	—	$ 399,350

Thomas J. Snyder	—	—	—	$ 209,576	$ 419,152	—	—	—	—	—	—	—
	03/01/2020	02/28/2020	—	—	—	—	—	—	7,100(3)	—	—	$ 202,528

(1)

The amounts in columns (e) and (f) represent the target bonus award and the maximum bonus award, respectively, for each individual under the applicable incentive plan or program in which such individual participated for 2020, which plans and programs are described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.” There is no threshold bonus award under these plans and programs. Actual cash bonuses paid under non-equity incentive plans for 2020 are included in column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table included in this Proxy Statement.

(2)

The grant date fair value in column (m) is calculated by multiplying the average of the high and low sales prices for a share of our Common Stock on the applicable grant date by the number of restricted stock units granted in accordance with FASB ASC Topic 718. No stock options were granted to any employees, including any Named Executive Officers, in 2020.

(3)	These awards are awards of restricted stock units that vest ratably over a five year period from the grant date of March 1, 2020.

(4)

On February 28, 2020, the Compensation Committee approved a performance award for 79,000 restricted stock units for Mr. Allott, which performance award was subject to the attainment by the Company of certain performance criteria for 2020 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2020. The Company attained such performance criteria for 2020, and such restricted stock units will vest ratably over a three year period from the date of grant of March 1, 2020.

(5)

On February 28, 2020, the Compensation Committee approved a performance award for 32,000 restricted stock units for Mr. Greenlee, which performance award was subject to the attainment by the Company of certain performance criteria for 2020 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2020. The Company attained such performance criteria for 2020, and such restricted stock units will vest ratably over a three year period from the date of grant of March 1, 2020.

(6)

On February 28, 2020, the Compensation Committee approved a performance award for 32,000 restricted stock units for Mr. Lewis, which performance award was subject to the attainment by the Company of certain performance criteria for 2020 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2020. The Company attained such performance criteria for 2020, and such restricted stock units will vest ratably over a three year period from the date of grant of March 1, 2020.

(7)

On February 28, 2020, the Compensation Committee approved a performance award for 14,000 restricted stock units for Mr. Hogan, which performance award was subject to the attainment by the Company of certain performance criteria for 2020 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2020. The Company attained such performance criteria for 2020, and such restricted stock units will vest ratably over a three year period from the date of grant of March 1, 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning stock (in the form of restricted stock units) that has not yet vested for each Named Executive Officer outstanding as of December 31, 2020. No stock options were outstanding for any employee, including any Named Executive Officer, as of December 31, 2020.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Anthony J. Allott	—	—	—	—	—	21,480(2)	$796,478	—		—
	—	—	—	—	—	8,400(3)	$311,472	—		—
	—	—	—	—	—	26,580(4)	$985,586	—		—
	—	—	—	—	—	60,160(5)	$2,230,733	—		—
	—	—	—	—	—	190,000(6)	$7,045,200	—		—
	—	—	—	—	—	40,800(7)	$1,512,864	—		—
	—	—	—	—	—	—	—	79,000	(8)	$2,929,320

Adam J. Greenlee	—	—	—	—	—	3,720(2)	$137,938	—		—
	—	—	—	—	—	4,400(9)	$163,152	—		—
	—	—	—	—	—	9,300(10)	$344,844	—		—
	—	—	—	—	—	19,440(11)	$720,835	—		—
	—	—	—	—	—	76,667(12)	$2,842,812	—		—
	—	—	—	—	—	14,400(13)	$533,952	—		—
	—	—	—	—	—	—	—	32,000	(14)	$1,186,560

Robert B. Lewis	—	—	—	—	—	3,680(2)	$136,454	—		—
	—	—	—	—	—	3,760(15)	$139,421	—		—
	—	—	—	—	—	8,400(16)	$311,472	—		—
	—	—	—	—	—	19,840(17)	$735,667	—		—
	—	—	—	—	—	76,667(12)	$2,842,812	—		—
	—	—	—	—	—	7,500(18)	$278,100	—		—
	—	—	—	—	—	—	—	32,000	(14)	$1,186,560

Frank W. Hogan, III	—	—	—	—	—	2,440(2)	$90,475	—		—
	—	—	—	—	—	3,440(19)	$127,555	—		—
	—	—	—	—	—	6,840(20)	$253,627	—		—
	—	—	—	—	—	13,680(21)	$507,254	—		—
	—	—	—	—	—	33,333(22)	$1,235,988	—		—
	—	—	—	—	—	8,200(23)	$304,056	—		—
	—	—	—	—	—	—	—	14,000	(24)	$519,120

Thomas J. Snyder	—	—	—	—	—	3,960(2)	$146,837	—		—
	—	—	—	—	—	4,640(25)	$172,051	—		—
	—	—	—	—	—	70,000(26)	$2,595,600	—		—
	—	—	—	—	—	9,120(27)	$338,170	—		—
	—	—	—	—	—	20,000(28)	$741,600	—		—
	—	—	—	—	—	7,100(29)	$263,268	—		—

(1)

The amount in column (h) is determined based on a price per share of $37.08, the closing sales price for a share of our Common Stock on the last business day of 2020 (December 31, 2020) as quoted by the Nasdaq Global Select Market System.

(2)	These restricted stock units vest on March 1, 2021.

(3)	These restricted stock units vest as follows: 4,200 on March 1, 2021; and 4,200 on March 1, 2022.

(4)	These restricted stock units vest as follows: 8,860 on March 1, 2021; 8,860 on March 1, 2022; and 8,860 on March 1, 2023.

(5)	These restricted stock units vest as follows: 15,040 on March 1, 2021; 15,040 on March 1, 2022; 15,040 on March 1, 2023; and 15,040 on March 1, 2024.

(6)	These restricted stock units vest as follows: 95,000 on March 1, 2021; and 95,000 on March 1, 2022.

(7)	These restricted stock units vest as follows: 8,160 on March 1, 2021; 8,160 on March 1, 2022; 8,160 on March 1, 2023; 8,160 on March 1, 2024; and 8,160 on March 1, 2025.

(8)

These restricted stock units vest ratably in three installments over a three year period from the date of grant as follows: 26,333 on March 1, 2021; 26,334 on March 1, 2022; and 26,333 on March 1, 2023. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2020 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2020. In 2021, it was determined that the Company attained such performance criteria for 2020, and accordingly such restricted stock units will vest as described above.

(9)	These restricted stock units vest as follows: 2,200 on March 1, 2021; and 2,200 on March 1, 2022.

(10)	These restricted stock units vest as follows: 3,100 on March 1, 2021; 3,100 on March 1, 2022; and 3,100 on March 1, 2023.

(11)	These restricted stock units vest as follows: 4,860 on March 1, 2021; 4,860 on March 1, 2022; 4,860 on March 1, 2023; and 4,860 on March 1, 2024.

(12)	These restricted stock units vest as follows: 38,334 on March 1, 2021; and 38,333 on March 1, 2022.

(13)	These restricted stock units vest as follows: 2,880 on March 1, 2021; 2,880 on March 1, 2022; 2,880 on March 1, 2023; 2,880 on March 1, 2024; and 2,880 on March 1, 2025.

(14)

These restricted stock units vest ratably in three installments over a three year period from the date of grant as follows: 10,667 on March 1, 2021; 10,666 on March 1, 2022; and 10,667 on March 1, 2023. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2020 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2020. In 2021, it was determined that the Company attained such performance criteria for 2020, and accordingly such restricted stock units will vest as described above.

(15)	These restricted stock units vest as follows: 1,880 on March 1, 2021; and 1,880 on March 1, 2022.

(16)	These restricted stock units vest as follows: 2,800 on March 1, 2021; 2,800 on March 1, 2022; and 2,800 on March 1, 2023.

(17)	These restricted stock units vest as follows: 4,960 on March 1, 2021; 4,960 on March 1, 2022; 4,960 on March 1, 2023; and 4,960 on March 1, 2024.

(18)	These restricted stock units vest as follows: 1,500 on March 1, 2021; 1,500 on March 1, 2022; 1,500 on March 1, 2023; 1,500 on March 1, 2024; and 1,500 on March 1, 2025.

(19)	These restricted stock units vest as follows: 1,720 on March 1, 2021; and 1,720 on March 1, 2022.

(20)	These restricted stock units vest as follows: 2,280 on March 1, 2021; 2,280 on March 1, 2022; and 2,280 on March 1, 2023.

(21)	These restricted stock units vest as follows: 3,420 on March 1, 2021; 3,420 on March 1, 2022; 3,420 on March 1, 2023; and 3,420 on March 1, 2024.

(22)	These restricted stock units vest as follows: 16,666 on March 1, 2021; and 16,667 on March 1, 2022.

(23)	These restricted stock units vest as follows: 1,640 on March 1, 2021; 1,640 on March 1, 2022; 1,640 on March 1, 2023; 1,640 on March 1, 2024; and 1,640 on March 1, 2025.

(24)

These restricted stock units vest ratably in three installments over a three year period from the date of grant as follows: 4,667 on March 1, 2021; 4,666 on March 1, 2022; and 4,667 on March 1, 2023. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2020 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2020. In 2021, it was determined that the Company attained such performance criteria for 2020, and accordingly such restricted stock units will vest as described above.

(25)	These restricted stock units vest as follows: 2,320 on March 1, 2021; and 2,320 on March 1, 2022.

(26)	These restricted stock units vest all at once in a single installment on March 1, 2022.

(27)	These restricted stock units vest as follows: 3,040 on March 1, 2021; 3,040 on March 1, 2022; and 3,040 on March 1, 2023.

(28)	These restricted stock units vest as follows: 5,000 on March 1, 2021; 5,000 on March 1, 2022; 5,000 on March 1, 2023; and 5,000 on March 1, 2024.

(29)	These restricted stock units vest as follows: 1,420 on March 1, 2021; 1,420 on March 1, 2022; 1,420 on March 1, 2023; 1,420 on March 1, 2024; and 1,420 on March 1, 2025.

Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of restricted stock units during the fiscal year ended December 31, 2020 for each of our Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)

Anthony J. Allott	—	—	153,780	$4,386,575
Adam J. Greenlee	—	—	54,853	$1,564,682
Robert B. Lewis	—	—	55,533	$1,584,079
Frank W. Hogan, III	—	—	28,207	$804,605
Thomas J. Snyder	—	—	18,200	$519,155

(1)

The value realized represents the fair market value of the shares of our Common Stock issuable on the date of vesting. The fair market value was calculated based upon the average of the high and low sales prices for a share of our Common Stock as quoted by the Nasdaq Global Select Market System on the applicable vesting date.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the applicable pension plan. The basic terms of this plan are generally described below. Each of Messrs. Allott, Greenlee and Lewis does not participate in and is not eligible to participate in any pension plan of the Company or any of its subsidiaries.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)

Anthony J. Allott	—	—	—	—
Adam J. Greenlee	—	—	—	—
Robert B. Lewis	—	—	—	—
Frank W. Hogan, III	Silgan Containers Pension Plan for Salaried Employees	24	$914,780	$0
Thomas J. Snyder	Silgan Containers Pension Plan for Salaried Employees	31	$1,082,614	$0

(1)	The present value of accumulated benefits under the pension plan listed above was calculated as of December 31, 2020 using the following assumptions:

(i)	benefit commencement at normal retirement age (age 65);
(ii)	form of payment as a single life annuity;
(iii)	a discount rate of 2.69% at December 31, 2020 and 3.41% at December 31, 2019;
(iv)

post-retirement mortality determined using the Mercer Industry Longevity Experience Study male annuitant mortality for Auto, Industrial Goods and Transportation with no collar adjustment and with the Mercer Modified 2019 generational improvements for both December 31, 2020 and December 31, 2019; and

(v)	benefit values calculated without pre-retirement death, termination or disability decrements.

Benefits under the Silgan Containers Pension Plan are based on the participant’s average rate of base pay (or salary) over the final three years of employment, with increases to a participant’s rate of base pay following January 1, 2007 (or the first January 1 the participant earned base pay, if later) capped at 3% per year for purposes of the Silgan Containers Pension Plan. The amount of average base pay taken into account for any year is limited by Section 401(a)(17) of the Code, which imposes a cap of $285,000 (to be indexed for inflation) on compensation taken into account for 2020. Benefits under the Silgan Containers Pension Plan are not subject to any deduction for social security or other offset amounts. The Silgan Containers Pension Plan was amended in 2006 to provide that salaried employees hired after 2006 are no longer eligible to participate in the Silgan Containers Pension Plan.

Non-Qualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified for each of our Named Executive Officers. Messrs. Hogan and Snyder participate in the Containers Supplemental Plan. Each of Messrs. Allott, Greenlee and Lewis does not participate in any non-qualified deferred compensation plan of the Company or any of its subsidiaries. You should read the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Retirement and Other Benefits” above for further information regarding these plans.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(4)

Anthony J. Allott	—	—	—	—	—
Adam J. Greenlee	—	—	—	—	—
Robert B. Lewis	—	—	—	—	—
Frank W. Hogan, III	$31,650	$56,162	$292,910	$0	$1,969,440
Thomas J. Snyder	$37,251	$99,484	$130,640	$0	$2,074,073

(1)

The amount in column (b) for each of Messrs. Hogan and Snyder represents contributions by him in 2020 to the Containers Supplemental Plan. These amounts are included in column (c) “Salary” for Messrs. Hogan and Snyder, respectively, in the Summary Compensation Table.

(2)

The amount in column (c) for each of Messrs. Hogan and Snyder represents contributions for 2020 by the Company (in the case of Mr. Hogan) and by Silgan Containers (in the case of Mr. Snyder) to the Containers Supplemental Plan. These amounts are included in column (i) “All Other Compensation” for Messrs. Hogan and Snyder, respectively, in the Summary Compensation Table.

(3)

The amount in column (d) for each of Messrs. Hogan and Snyder consists of the appreciation and earnings on his account under the Containers Supplemental Plan. Since this amount does not constitute above-market earnings, none of these amounts are included in the Summary Compensation Table.

(4)

The amount in column (f) for Mr. Hogan includes an aggregate of $449,100 which had been previously reported as applicable as compensation in our Summary Compensation Tables for 2007, 2009 and since 2011. The amount in column (f) for Mr. Snyder includes an aggregate of $895,896 which had been previously reported as applicable as compensation in our Summary Compensation Tables for 2009 through 2011 and since 2013.

Potential Payments Upon Termination or Change of Control

Potential Payments Upon Termination

In the event that a Named Executive Officer’s employment is terminated for any reason, such person is entitled to receive amounts earned through the date of termination, including salary, amounts contributed under the applicable 401(k) plan (including, to the extent applicable, any vested contributions made by the Company or a subsidiary of the Company), unused vacation pay and, in the case of Messrs. Hogan and Snyder, accrued and vested benefits under and pursuant to the applicable pension plan and supplemental executive retirement plan.

If the termination of a Named Executive Officer’s employment is not voluntary, such person may exercise any stock options granted to him under the 2004 Stock Incentive Plan (but only if such involuntary termination was without cause) that had become exercisable as of the date of termination for a period up to 90 days after the date of termination, or in the event of death or disability, for a period of up to one year after the date of termination. Since December 31, 2016, there have been no outstanding stock options held by any of our employees, including any of our Named Executive Officers. Upon termination of employment for any reason, all stock options and restricted stock units of a Named Executive Officer that are unvested are forfeited except as described in the section below titled “Potential Payments Upon Change of Control.” In addition, if such termination is not voluntary, such person is entitled to receive a pro rata amount of his bonus for the year in which such person is terminated.

In addition to the foregoing, each of our Named Executive Officers is entitled to the following in the event that his employment is terminated without cause:

•

Mr. Allott is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•

Mr. Greenlee is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•

Mr. Lewis is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•	Mr. Hogan is entitled to a lump sum severance benefit equal to his then current annual salary.

•	Mr. Snyder is entitled to a lump sum severance benefit equal to his then current annual salary.

The following table sets forth the potential payments to each Named Executive Officer if such officer had been terminated without cause on December 31, 2020.

(a)	(b)
Name	Severance Payment($)(1)

Anthony J. Allott	$2,395,618
Adam J. Greenlee	$1,203,213
Robert B. Lewis	$1,070,611
Frank W. Hogan, III	$ 512,500
Thomas J. Snyder	$ 698,586

(1)

The amounts in column (b) consist of base salary at each person’s annual salary rate at the end of 2020 plus in the case of each of Messrs. Allott, Greenlee and Lewis a bonus for 2020 at the maximum amount payable to him as described above.

Potential Payments Upon Change of Control

The Company does not have any agreement or other arrangement with any of our Named Executive Officers in the event of a change of control involving the Company, other than in respect of outstanding stock options and restricted stock units granted under the 2004 Stock Incentive Plan. For stock options and restricted stock units granted under the 2004 Stock Incentive Plan, upon a change of control all such stock options shall only become exercisable and all such restricted stock units shall only become vested if the acquiring or surviving corporation does not assume such stock options and/or restricted stock units. If the acquiring company assumes such stock options and restricted stock units and the employment of a holder of any such assumed stock option or restricted stock unit, including a Named Executive Officer, is terminated without cause within 24 months of such change of control, then all such assumed stock options of such holder shall become immediately exercisable and all such assumed restricted stock units of such holder shall become immediately vested. Notwithstanding the foregoing, the 2004 Stock Incentive Plan provides that the applicable award agreement shall govern the treatment of an award upon a change of control, which may differ from the foregoing, and any such provision for a change of control shall be in a manner consistent with the provisions of Section 409A of the Code.

Based upon a price per share of $37.08 (the closing sales price of a share of our Common Stock on December 31, 2020, the last business day of 2020 as quoted by the Nasdaq Global Select Market System) and the number of restricted stock units held by our Named Executive Officers that were unvested as of December 31, 2020 (information concerning such unvested restricted stock units is provided in the Outstanding Equity Awards at Fiscal Year-End Table), we estimate the value related to the immediate vesting of these unvested restricted stock units held by each of our Named Executive Officers upon a change of control involving the Company (assuming the acquiring or surviving corporation does not assume the outstanding restricted stock units under the 2004 Stock Incentive Plan) to be as follows:

(a)	(b)
Name	Value Related to Immediate Vesting of Unvested Restricted Stock Units ($)(1)

Anthony J. Allott	$15,811,654
Adam J. Greenlee	$ 5,930,093
Robert B. Lewis	$ 5,630,487
Frank W. Hogan, III	$ 3,038,076
Thomas J. Snyder	$ 4,257,526

(1)	As of December 31, 2020, there were no outstanding stock options held by any of our employees, including any of our Named Executive Officers.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the median of the annual total compensation of all of our employees to the annual total compensation of Mr. Anthony J. Allott, our Chairman of the Board and CEO. For 2020, our last completed fiscal year:

•	the median of the annual total compensation of all of our employees, not including our CEO, was $40,679; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $5,928,906.

Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees was estimated to be 146 to 1.

We applied the following methodology and made the following material assumptions, adjustments and estimates, all as permitted by the SEC rules, to identify our median-compensated employee:

•

we collected for all of our employees worldwide total compensation reflected in our payroll records as reported to the various taxing authorities, generally consisting of salary, wages, overtime, bonus and other taxable compensation, as our consistently applied compensation measure;

•	we selected December 31, 2020 as the date on which we would identify the median-compensated employee;

•	all compensation that was given in a currency other than U.S. dollars was converted into U.S. dollars using the average exchange rate for 2020 for each such currency;

•

we annualized the compensation of all individuals that became our employees as a result of our acquisitions of (i) Cobra Plastics, Inc. on February 4, 2020 and (ii) the dispensing operations of the Albéa Group on June 1, 2020;

•	we did not exclude any employees and we did not use any statistical sampling techniques; and

•	we did not make any cost-of-living adjustments.

Once we identified our median-compensated employee, we calculated such employee’s annual total compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which are the same requirements used to calculate the annual total compensation of our CEO as reported in the Summary Compensation Table included elsewhere in this Proxy Statement.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and based on the methodology, assumptions, adjustments and estimates described above, which were chosen from a wide range of permissible methodologies, assumptions, adjustments and estimates. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, assumptions, adjustments and estimates and which may have a significantly different work force structure than ours, are likely not comparable to our CEO pay ratio.

PROPOSAL 2: AUTHORIZATION AND APPROVAL OF AN AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO PERMIT

AN INCREASE IN THE SIZE OF THE BOARD OF DIRECTORS OF THE COMPANY FOR A PERIOD OF TIME

You are being asked to authorize and approve an amendment, or the Board Size Amendment, to the Amended and Restated Certificate of Incorporation of the Company, as amended, or the Certificate of Incorporation, to permit an increase in the size of our Board of Directors for a period of time. Our Board of Directors authorized and approved the Board Size Amendment by unanimous written consent dated March 31, 2021, subject to the authorization and approval of the Board Size Amendment by the stockholders at the Meeting, and directed that the Board Size Amendment be submitted for authorization and approval by the stockholders at the Meeting. The general description of the Board Size Amendment set forth below is qualified in its entirety by reference to the text of the Board Size Amendment set forth in the form of certificate of amendment, or the Certificate of Amendment, which is attached as Appendix A to this Proxy Statement. At our annual meeting of stockholders in 2018, the stockholders of the Company voted overwhelmingly in favor of the same amendment to the Certificate of Incorporation of the Company to permit an increase in the size of our Board of Directors for a period of time beginning on the effective date of such amendment in 2018 and ending on December 31, 2020, with approximately 98% of the votes cast approving such amendment.

Purpose and Principal Changes

The stockholders of the Company approved an amendment to the Certificate of Incorporation at our annual meeting of stockholders in June 2018 that authorized our Board of Directors to increase the size of our Board of Directors from seven members to up to a maximum of nine members for a period of time ending on December 31, 2020 and to fill any vacancy created by any such increase by the appointment of a new director to our Board of Directors. In June 2019 and June 2020, two members of our Board of Directors at those times retired from our Board of Directors. As a result of such amendment, our Board of Directors was able to appoint one new director onto our Board of Directors in 2018 and two new directors onto our Board of Directors in 2019 ahead of such retirements, which provided for a much more orderly transition of such new directors onto our Board of Directors.

Currently, the number of directors constituting our entire Board of Directors is eight, divided into three classes. In accordance with the Certificate of Incorporation, the number of directors constituting our entire Board of Directors will be reduced by one to seven upon the death, resignation, removal from office or expiration of term of service without standing for reelection of any one member of our Board of Directors. Upon such reduction, the number of directors constituting our entire Board of Directors will remain at seven, as currently required by the Certificate of Incorporation.

The Board Size Amendment amends the Certificate of Incorporation to (i) delete the provisions at the end of Paragraph A of Article FOURTH that were added in June 2018 and permitted our Board of Directors to increase the size of our Board of Directors to up to a maximum of nine members at any time and from time during the period beginning in June 2018 and ending on December 31, 2020 and (ii) add new provisions at the end of Paragraph A of Article FOURTH that similarly permit our Board of Directors to increase the size of our Board of Directors to up to a maximum of nine members at any time and from time during the period beginning on the effective date of the Board Size Amendment and ending on December 31, 2023. If the Board Size Amendment is authorized and approved by the stockholders at the Meeting, our Board of Directors would have the ability to increase the size of our Board of Directors to up to a maximum of nine members for a period of time and to fill any vacancy created by any such increase by the appointment of a new director to our Board of Directors. Any such newly appointed director would (i) be designated as a member of such class of directors as shall be determined by our Board of Directors who shall, in making such determination, take into consideration that all classes of directors should be comprised of as nearly equal a number of directors as possible and (ii) hold office until the annual meeting of stockholders at which the term of office of such class of directors expires and until such director’s successor shall be elected and shall qualify. In addition, the number of directors constituting the class to which such newly appointed director is designated shall correspondingly be increased by one. To the extent the size of our Board of Directors is so increased, upon the death, resignation, removal from office or expiration of term of service without standing for reelection of any of our independent directors at any time following such increase (and only if the number of directors constituting the entire Board of Directors of the Company immediately prior to such death, resignation, removal from office or expiration of term of service without standing for reelection was greater than seven), then, subject to the ability of our Board of Directors to again increase the size of our Board of Directors to up to a maximum of nine members at any time and from time to time through December 31, 2023, (w) such directorship of such director would be eliminated, (x) the number of directors of the Company constituting the entire Board of Directors of the Company would be reduced by one (but in no event would the number of directors constituting the entire Board of Directors be less than seven), (y) the number of directors constituting the class of which such director was a member would correspondingly be reduced by one, and (z) such death, resignation, removal from office or expiration of term of service without standing for reelection would not result in a vacancy in our Board of Directors.

After evaluating the current composition of our Board of Directors, our Board of Directors anticipates that in the near term there could develop circumstances, such as retirement and other circumstances outside of anyone’s control, that could cause one or more of our directors to no longer be able to serve on our Board of Directors, which could result in a Board of Directors that is comprised of less than seven members for the duration of time that is required to appoint an appropriate replacement. In anticipation of such an occurrence, the Board Size Amendment would provide our Board of Directors with the flexibility to increase the number of directors constituting our Board of Directors to up to a maximum of nine directors for a period of time and then to appoint a new director, nominated pursuant to the Stockholders Agreement, to fill any such vacancy created upon such an increase. In such case, the new director would serve alongside our current directors for at least some period of time prior to any such occurrence, thereby facilitating a more orderly transition of such new director onto our Board of Directors. The Board Size Amendment permits an increase in the size of our Board of Directors to up to a maximum of nine directors for a period of time and in no way decreases the size of our Board of Directors below seven members. The Board Size Amendment also provides our Board of Directors with the flexibility to add a new director to our Board of Directors in anticipation of and ahead of any such occurrence when our Board of Directors comes upon a qualified individual rather than waiting until any such occurrence happens. The Board Size Amendment provides our Board of Directors with the same flexibility that it had under the amendment to the Certificate of Incorporation in 2018 that stockholders overwhelmingly approved, which flexibility our Board of Directors desires to continue since such flexibility allowed for a much more orderly transition of new directors onto our Board of Directors ahead of the recent retirements from our Board of Directors. Following the appointment of any such new director onto our Board of Directors, each subsequent retirement or other termination of service by one of our independent directors would result in a decrease in the number of directors on our Board of Directors until the number of directors constituting the entire Board of Directors is restored to and fixed at seven, subject to the ability of our Board of Directors to again increase the size of our Board of Directors to up to a maximum of nine members at any time and from time to time through December 31, 2023.

The Board Size Amendment would not amend any other provisions of the Certificate of Incorporation.

Vote Required

Stockholder authorization and approval of the Board Size Amendment requires the affirmative vote of a majority of the outstanding shares of our Common Stock.

Effectiveness

If authorized and approved by the stockholders at the Meeting, the Board Size Amendment will be effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Company intends to make such filing promptly following receipt of such authorization and approval by the stockholders at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AUTHORIZATION AND APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO PERMIT AN INCREASE IN THE SIZE OF THE BOARD OF DIRECTORS OF THE COMPANY FOR A PERIOD OF TIME.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is governed by a written charter approved by the Company’s Board of Directors. A copy of the written charter of the Audit Committee was included as Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 29, 2019. In accordance with the written charter of the Audit Committee, the applicable listing standards of the Nasdaq Stock Market and the applicable rules of the SEC, all members of the Audit Committee are independent. The Audit Committee held eight meetings during 2020.

The Audit Committee provides assistance to the Board of Directors of the Company in fulfilling its oversight responsibility relating to the Company’s consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit activities and compliance with legal and regulatory requirements relating to accounting and financial reporting matters and the annual independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. Management of the Company is responsible for the consolidated financial statements and reporting process of the Company, including maintaining effective internal control over financial reporting and assessing the effectiveness of the Company’s internal control over financial reporting. Ernst & Young LLP, the independent registered public accounting firm of the Company, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and for issuing a report thereon. The independent registered public accounting firm is also responsible for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these audits and the financial reporting process of the Company.

In fulfilling its oversight responsibilities, the Audit Committee discussed with management, the Company’s internal auditors and the Company’s independent registered public accounting firm the overall scope and plans for the Company’s audits. The Audit Committee met with the Company’s internal auditors and independent registered public accounting firm, with and without management present, to discuss the Company’s audits, the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed with management and the Company’s independent registered public accounting firm the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Additionally, the Audit Committee reviewed with management its report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm such firm’s independence. The Audit Committee has also considered the compatibility of nonaudit services with such firm’s independence. Additionally, in assessing such firm’s independence, the Audit Committee reviewed the amount of fees paid to the Company’s independent registered public accounting firm for audit and nonaudit services.

The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, as adopted by the PCAOB in Rule 3200T.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm of the Company. Accordingly, the Audit Committee has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The Audit Committee has adopted a formal policy, consistent with its written charter, that requires its approval in advance for any audit, audit-related, tax and other services to be performed by the Company’s independent registered public accounting firm. Pursuant to its formal policy, the Audit Committee approved in advance all audit, audit-related, tax and other services performed by the Company’s independent registered public accounting firm in 2020. This policy provides that the Audit Committee may delegate to any of its members the authority to approve in advance any audit and nonaudit services to be performed by the Company’s independent registered public accounting firm, and, in such case, requires such member to report any decisions to the Audit Committee at its next scheduled meeting.

By the Audit Committee of the Board of Directors: Joseph M. Jordan Leigh J. Abramson William T. Donovan Kimberly A. Fields Brad A. Lich

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of the Company has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board of Directors of the Company is requesting ratification of this appointment by the stockholders of the Company. It should be noted however that, even if this appointment is ratified by the stockholders of the Company, the Audit Committee in its discretion may replace the Company’s independent registered public accounting firm and appoint a new independent registered public accounting firm for the Company at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative of Ernst & Young LLP is expected to be present at the Meeting and to be available to respond to appropriate questions from those attending the Meeting, but is not otherwise expected to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Independent Registered Public Accounting Firm Fee Information

Audit Fees

Fees for audit services rendered by Ernst & Young LLP in 2020 and 2019 totaled $4.4 million and $4.2 million, respectively, in connection with the audit of the Company’s consolidated financial statements for such years, reviews of the Company’s unaudited financial statements included in its Quarterly Reports on Form 10-Q for such years, the audit of the effectiveness of the Company’s internal control over financial reporting for such years and statutory audits of foreign subsidiary financial statements for such years. Services provided in 2020 also included the audit of the Company’s opening balance sheet and purchase price accounting for the recently acquired dispensing operations of the Albéa Group in 2020 and comfort letters and audit services in connection with the Company’s issuance of its 1.4% Senior Secured Notes due 2026. Services provided in 2019 also included comfort letters and audit services in connection with the Company’s issuance of its 4 1/8% Senior Notes due 2028 and the audit of the Company’s implementation of Accounting Standards Codification 842, Leases.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP in each of 2020 and 2019 totaled $0.7 million. Services provided in both 2020 and 2019 were in respect of audit-related services in connection with due diligence related to corporate development activities, agreed upon procedures for certain contracts, the preparation of a tax certification attestation report for foreign subsidiaries and other minor audit-related services. Services provided in 2020 also included audit-related services in connection with due diligence regarding separation planning related to the recently acquired dispensing operations of the Albéa Group.

Tax Fees

Fees for tax services rendered by Ernst & Young LLP in 2020 and 2019 totaled $0.9 million and $1.3 million, respectively. Such services in both 2020 and 2019 were in respect of transfer pricing documentation assistance and advice, tax compliance services, tax due diligence related to corporate development activities, preparation of a tax certification for a foreign subsidiary, preparation and review of foreign tax returns and tax assistance and advice.

Services provided in 2020 also included tax advice and assistance regarding the attribution of income to intellectual property for a foreign subsidiary. Services provided in 2019 also included tax services in respect of advice and assistance in connection with a potential corporate restructuring involving certain foreign subsidiaries.

All Other Fees

In 2020 and 2019, Ernst & Young LLP did not render any other services to the Company.

PROPOSAL 4: ADVISORY VOTE TO APPROVE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

At our annual meeting of stockholders in 2017, for the advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, a frequency of every year received a majority of the votes cast at such meeting. In light of this result and other factors considered by the Board of Directors of the Company, the Board of Directors of the Company decided that the Company will hold an advisory vote on the compensation of its Named Executive Officers each year at its annual meeting of stockholders until the next required advisory vote on the frequency of the same, which is no later than the Company’s annual meeting of stockholders in 2023. Accordingly, pursuant to Section 14A of the Exchange Act, we are including in this Proxy Statement an advisory vote on the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).

You should read the section of this Proxy Statement entitled “Executive Compensation” for a description of the compensation provided to our Named Executive Officers. The Company’s executive compensation program provides base salaries and annual cash incentive bonuses that enable the Company to attract and retain such executives and provide fair compensation to them taking into account responsibilities and relevant employment markets. The Company’s executive compensation program also provides equity-based compensation consisting primarily of performance awards of restricted stock units, which the Company believes fosters more balanced risk taking because restricted stock units are more closely linked to ownership of stock than other equity-based compensation. In addition, the Company provides modest retirement and other benefits primarily for purposes of retention to its executives other than Messrs. Allott, Greenlee and Lewis. Messrs. Allott, Greenlee and Lewis generally are not provided with any retirement or other benefits, thereby allowing them to assist the Compensation Committee in an unbiased manner in its oversight and review of such benefits.

Overall, the Board of Directors believes the compensation program for our Named Executive Officers attracts and retains them by providing fair compensation, rewards them for achieving short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking, and aligns their interests with the interests of our stockholders. The Board of Directors believes the compensation program for our Named Executive Officers strikes the appropriate balance between utilizing responsible, measured compensation practices and effectively incentivizing our executives to focus on long-term value creation for stockholders. Additionally, the Board of Directors believes that total compensation, as shown in the Summary Compensation Table, for any Named Executive Officer should be considered over a longer period of time than one year as a result of the fact that equity based awards may be granted in an uneven manner in one year as compared to another year based on the practices of the Compensation Committee in granting equity based awards as described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Equity Based Compensation.” Accordingly, the Board of Directors strongly endorses the Company’s compensation for our Named Executive Officers and recommends that the stockholders of the Company vote in favor of the following resolution:

RESOLVED, that the compensation provided to the Company’s Named Executive Officers, as described in this Proxy Statement in the section entitled “Executive Compensation,” including the Compensation Discussion and Analysis, compensation tables and the accompanying narrative disclosures, is hereby approved, on an advisory basis, by the stockholders of the Company.

Because this vote is advisory, it will not be binding upon the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of this vote. The Compensation Committee will consider the outcome of this vote when reviewing compensation matters in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and persons holding more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely upon a review of the copies of reports furnished to us and/or representations that no reports were required, we believe that all of our directors, officers and ten percent stockholders complied with all filing requirements under Section 16(a) of the Exchange Act in 2020.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings consistent with the rules and regulations adopted by the SEC. Proposals to be considered for inclusion in the Proxy Statement and the form of proxy for our annual meeting of stockholders in 2022 must be received by us at our principal executive offices not later than December , 2021. In accordance with the Exchange Act and the rules and regulations promulgated under the Exchange Act, proxies solicited by our Board of Directors will confer discretionary voting authority with respect to any proposal raised at our annual meeting of stockholders in 2022 as to which the proponent has not notified us by March , 2022. Proposals should be directed to the attention of the General Counsel, Silgan Holdings Inc., 4 Landmark Square, Stamford, Connecticut 06901.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors and management have no knowledge of any other business matters that will be presented for consideration at the Meeting other than those referred to in this Proxy Statement. However, persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that properly come before the Meeting and as to matters incidental to the conduct of the Meeting in accordance with their discretion.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Stamford, Connecticut

April     , 2021

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SILGAN HOLDINGS INC.

PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

Silgan Holdings Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, hereby certifies that:

1. The name of the corporation is Silgan Holdings Inc. (the “Corporation”).

2. Paragraph A of Article FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 7, 2006, as amended by Certificates of Amendment filed with the Secretary of State of the State of Delaware on June 7, 2010, June 7, 2010 and June 11, 2018 (as so amended, the “Certificate of Incorporation”), is hereby amended by deleting the last four sentences of such paragraph and adding the following to the end of such paragraph:

Notwithstanding anything to the contrary in this Paragraph A, at any time and from time to time during the period beginning on [insert date of filing or date shortly after filing], 2021 and ending on December 31, 2023, the Board of Directors of the Corporation may increase the number of directors of the Corporation constituting the entire Board of Directors to a maximum of nine. Any vacancies in the Board of Directors created by any such increase may be filled only by the Board of Directors (and not by the stockholders), acting by a majority of the directors then in office, and any director so chosen shall (i) be designated as a member of such class of directors as shall be determined by the Board of Directors who shall, in making such determination, take into consideration that all classes of directors should be comprised of as nearly equal a number of directors as possible and (ii) hold office until the annual meeting of stockholders at which the term of office of such class of directors expires and until such director’s successor shall be elected and shall qualify. The number of directors constituting the class to which such director is designated shall correspondingly be increased by one. To the extent the size of the Board of Directors is so increased, upon the death, resignation, removal from office or expiration of term of service without standing for reelection of any independent director (as defined in the applicable listing standards of the Nasdaq Stock Market and the applicable rules of the Securities and Exchange Commission) at any time following such increase and only if the number of directors constituting the entire Board of Directors immediately prior to such death, resignation, removal from office or expiration of term of service without standing for reelection was greater than seven, then, subject to the ability of the Board of Directors of the Corporation to again increase the size of the Board of Directors to up to a maximum of nine members at any time and from time to time through December 31, 2023, (x) such directorship shall be eliminated, (y) the number of directors of the Corporation constituting the entire Board of Directors shall be reduced by one and the number of directors constituting the class of which such director was a member shall correspondingly be reduced by one, but in no event shall the number of directors of the Corporation constituting the entire Board of Directors be less than seven, and (z) such death, resignation, removal from office or expiration of term of service without standing for reelection shall not result in a vacancy in the Board of Directors.

3. This Certificate of Amendment was duly approved and adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. Thereafter, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting this Certificate of Amendment was authorized and approved by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, SILGAN HOLDINGS INC. has caused this Certificate of Amendment to be executed in its corporate name by its duly authorized officer on the      day of                 , 2021.

SILGAN HOLDINGS INC.

By:
Name:	Frank W. Hogan, III
Title:	Senior Vice President, General Counsel and Secretary

SILGAN HOLDINGS INC.

VOTE

Annual Meeting Proxy Card

1. ELECTION OF DIRECTORS (CLASS III)

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B Change of Address - Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P XNominees (to serve until theCompany’s Annual Meeting ofStockholders in 2023 and untiltheir successors are duly electedand qualified):*(INSTRUCTION: To withhold authority to vote for anyindividual nominee, mark the “Exceptions” box and writethat nominee’s name in the space provided below).01 Leigh J. Abramson02 D. Greg HorriganFORall nomineeslisted belowWITHHOLDAUTHORITYto vote for allnominees listedbelowEXCEPTIONS*SILGAN HOLDINGS INC.Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas.038T9F++ A Proposals — The Board of Directors recommends that you vote FOR all nominees with respect to Proposal 1 and FOR Proposals 2, 3 and 4. 1. ELECTION OF DIRECTORS (CLASS III) Nominees (to serve until the Company’s Annual Meeting of Stockholders in 2024 and until their successors are duly elected and qualified): FOR all nominees listed below WITHHOLD AUTHORITY to vote for all nominees listed below EXCEPTIONS* 01 Anthony J. Allott 02 William T. Donovan 03 Joseph M. Jordan *(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below). 2. To authorize and approve an amendment to the Amended and Restated Certificate of Incorporation of the Company, as amended, to permit an increase in the size of the Board of Directors of the Company for a period of time. 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. 4. Advisory vote to approve the compensation of the Company’s named executive officers. 5. To consider and act upon any other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain For Against Abstain For Against Abstain. For Against AbstainFor Against AbstainSILGAN HOLDINGS INC.4 LANDMARK SQUARESTAMFORD, CT 06901THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Anthony J. Allott, Robert B. Lewis and Frank W. Hogan, III as Proxies, each with the power of substitution, and herebyauthorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value of $0.01 per share, of Silgan Holdings Inc., or the Company, held of record by the undersigned on April 9, 2020 at an Annual Meeting of Stockholders of the Company to be held on June 8, 2020 or anyadjournment or postponement thereof.When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will bevoted FOR all nominees with respect to Proposal 1 and FOR Proposals 2 and 3.(Continued and to be dated and signed on the reverse side.)qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qSILGAN HOLDINGS INC.4 LANDMARK SQUARESTAMFORD, CT 06901THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Anthony J. Allott, Robert B. Lewis and Frank W. Hogan, III as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value of $0.01 per share, of Silgan Holdings Inc., or the Company, held of record by the undersigned on April 12, 2021 at an Annual Meeting of Stockholders of the Company to be held on June 1, 2021 or any adjournment or postponement thereof.When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees with respect to Proposal 1 and FOR Proposals 2, 3 and 4 .(Continued and to be dated and signed on the reverse side.)